Exhibit 10.38

EXECUTION VERSION

LOAN AGREEMENT

dated as of June 30, 2017

among

BANK OF UTAH,

not in its individual capacity, except as expressly provided herein, but solely as owner trustee, as Owner

WU LEASING II LLC,

as Owner Participant

WU FINANCE II LLC,

as Lender

Up to $89,250,000

Jefferies LLC

Arranger

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TABLE OF CONTENTS

(continued)

ADMINISTRATIVE SCHEDULE

SCHEDULE I	-	Commitments
SCHEDULE II	-	Certain Defined Terms
SCHEDULE III	-	Amortization Schedule for each Aircraft
SCHEDULE IV	-	Tax Matters

EXHIBIT A	-	Form of Loan Certificate
EXHIBIT B	-	Form of Notice of Borrowing
EXHIBIT C	-	Form of Mortgage
EXHIBIT D	-	[Intentionally Omitted]
EXHIBIT E	-	Form of Membership Interest Pledge Agreement
EXHIBIT F	-	Form of Beneficial Interest Pledge Agreement

APPENDIX A	-	Definitions and Construction

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THIS LOAN AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 30, 2017, is among BANK OF UTAH, not in its individual capacity, except as expressly provided herein, but solely as owner trustee under the Trust Agreement, as Owner (the “Owner”), WU LEASING II LLC, a Delaware limited liability company, as Owner Participant (the “Owner Participant”) and WU FINANCE II LLC, as lender (the “Lender”).

The parties hereto agree as follows:

Section 1.          Definitions. For all purposes of this Agreement (a) the terms used herein in capitalized form but not defined herein are used as defined in Part I of Appendix A hereto and if not therein, as defined in the Lease and (b) the rules of construction and interpretation of this Agreement shall be as set forth in the Part II of Appendix A hereto.

Section 2.          The Loans.

2.1	Commitment to Lend.

(a)          On the terms and conditions of this Agreement, the Lender agrees to make secured loans to the Owner, such loans to be made in two Tranches, “Tranche A Loans” and “Tranche B Loans” as provided below, in an aggregate principal amount up to its Commitment specified opposite the Lender’s name on Schedule I hereto. The Loans shall be made pursuant to the terms hereof and Loan Certificates evidencing such Loans shall be issued pursuant to the terms hereof and shall be substantially in the form set out in Exhibit A. The Loans shall be secured by a first priority mortgage and security interest in the Designated Aircraft and a collateral assignment of the Lease and certain other property associated therewith. Once repaid, the Loans made hereunder may not be reborrowed.

(b)          The Loans shall be made by reference to a particular “Tranche”. The “Tranche” of any Loan shall be designated as “Tranche A” or “Tranche B”. The Loans shall relate to the Aircraft. The Tranche of each Loan shall be indicated on the face of the Loan Certificate relating to such Loan.

(c)          Schedule I hereto sets out the Tranche of Loans that the Lender has irrevocably elected to make. Any Loan initially made as a Tranche A Loan shall be and remain a Tranche A Loan, and any Loan initially made as a Tranche B Loan shall be and remain a Tranche B Loan, in each case, regardless of the holder thereof. A Loan, once made as a particular Tranche, shall only be transferred, assigned and/or reissued as such Tranche, entitling its holder to the rights, and subjecting such holder to the obligations, applicable to such Tranche only, as further set forth herein.

(d)          The aggregate Original Amount of the Tranche A Loans shall not exceed the Tranche A Commitment Amount, and the aggregate Original Amount of the Tranche B Loans shall not exceed the Tranche B Commitment Amount.

[Loan Agreement]

2.2	Funding and Disbursement Procedures; Floating Rate.

(a)          Each Loan shall relate to a particular Aircraft. In connection with the financing for any Aircraft hereunder, the Owner shall give the Lender a Notice of Borrowing as provided in Section 4.4 not later than 11:00 a.m. New York time at least five (5) Business Days prior to the proposed date for the Borrowing Date for such Aircraft (the “Funding Date” for the relevant Aircraft) (which five (5) Business Days’ prior notice, for the initial Loans, may be waived by agreement of the Lender, evidenced by its funding of such Loans), which date shall be a Business Day not later than the Commitment Termination Date, and which Notice of Borrowing shall be in the form of Exhibit B hereto. Upon receipt of a Notice of Borrowing, the Lender shall execute and deliver to the Security Trustee a Notice of Drawdown under the Note Purchase Agreement in respect of the corresponding Advances to be made thereunder.

(b)          In order to facilitate the timely closing of the transactions contemplated hereby, the Owner, by delivery of a Notice of Borrowing to the Lender, irrevocably instructs the Lender to wire transfer (for receipt by no later than 10:00 a.m. New York City time) on the applicable Funding Date the Advance Amount for the relevant Aircraft by the wiring of immediately available funds to the Collection Account, and such funds shall be deemed to have been so deposited upon wiring by the Purchasers of such amount to the Collection Account in accordance with Section 2.2(b) of the Note Purchase Agreement.

(c)          Subject to clause (f) below, upon the satisfaction of the conditions precedent for such Borrowing set forth in Section 7, the Security Trustee shall disburse the funds deemed to have been so deposited by the Lender into the Collection Account pursuant to Section 2.2(b) (the “Deposits”) to the Owner in the amount of the Advance Amount for the relevant Aircraft as set forth in Section 2.2(h).

(d)          If, for any reason, an Aircraft to be financed hereunder on its Funding Date shall not be so financed, pursuant to Section 2.2(d) of the Note Purchase Agreement the Deposits and earnings thereon, will be invested and reinvested by the Security Trustee at the sole direction, for the account, and at the risk of the Owner (the Lender hereby designating the Owner as its nominee to make such directions pursuant to Section 2.2(d) of the Note Purchase Agreement) in an overnight investment selected by the Owner and reasonably acceptable to the Lender and the Security Trustee. Upon the Owner’s oral (to be confirmed in writing) instructions, earnings on any such investments shall be applied to the Owner’s payment obligations to the Lender under this Section 2 to the extent of such earnings.

(e)          If the actual Borrowing Date for an Aircraft is a date falling after the relevant Funding Date, the Owner shall pay interest hereunder to the Lender on the amount of the Deposits for the period from and including such Funding Date to but excluding the earlier of (i) such Borrowing Date and (ii) the Cutoff Date (as defined below). For the Lender, such interest shall accrue on the amount of the Deposits at the Floating Rate for the Loans of the applicable Tranche. Interest on the Deposits accrued pursuant to the preceding sentence shall (A) if accrued to such Borrowing Date, be paid on the first Payment Date thereafter and (B) if accrued to such Cutoff Date, be due and payable to the Lender on such date.

(f)           If for any reason, other than the failure of the Lender to comply with the terms hereof, the Borrowing Date for an Aircraft shall not have occurred on or prior to five (5) Business Days after its Funding Date (the relevant “Cutoff Date”), pursuant to Section 2.2(f) of the Note Purchase Agreement the Security Trustee shall return the Deposits to the Purchasers, provided, however, such return shall not affect the Lender’s continuing obligation to fund its Loan for the relevant Aircraft as provided herein.

(g)           If funds have been returned to the Purchasers pursuant to Section 2.2(f) of the Note Purchase Agreement, the Owner may schedule a new Funding Date for such Aircraft on any date prior to the Commitment Termination Date by giving a new Notice of Borrowing pursuant to Section 2.2(a), and the provisions of this Section 2 shall be applicable to such new Funding Date.

(h)          Subject to the terms and conditions of this Agreement, on the Borrowing Date for an Aircraft specified in the relevant Notice of Borrowing, the Lender shall loan the amount of the Advance Amount for the relevant Aircraft to the Owner by wire transferring such amount to the account identified by the Owner in such Notice of Borrowing, or to such other account as the Owner shall direct the Lender in writing.

(i)           On the Borrowing Date for an Aircraft, the Owner shall pay to the Lender an upfront fee in respect of the Tranche A Loans for such Aircraft in an amount equal to 1.00% of the Tranche A Advance Amount for such Aircraft. The Owner and the Lender agree that such fee shall be netted from the proceeds of the Tranche A Loans made available to the Owner in respect of such Aircraft to minimize actual cash movements.

2.3	Termination of Commitments.

(a)          The amount of the Lender’s Commitment shall be automatically reduced to zero on the Commitment Termination Date.

(b)          The Owner shall have no right at any time to terminate the aggregate unused amount of the Commitments.

(c)          The Commitments once terminated may not be reinstated.

2.4	Loan Certificates; Amortization.

(a)          Each Loan Certificate shall be substantially in the form of Exhibit A hereto, dated the relevant Borrowing Date and payable to the Lender in a principal amount equal to the Tranche A Advance Amount or Tranche B Advance Amount, as applicable.

(b)          The Lender shall not be entitled to have its Loan Certificates subdivided, by exchange for promissory notes of lesser denominations or otherwise.

2.5	Voluntary Prepayments.

(a)          From and after the first anniversary of the Effective Date, the Owner shall have the right on any Business Day to prepay the Loans in respect of any Aircraft in full and request (and, subject to the requirements of Section 6.01(b) of the Mortgage, to obtain) the release of such Aircraft from the Lien of the Mortgage in accordance with Section 6.01(b) thereof, subject to the requirements of Sections 2.5(c) and 2.5(d) below; provided that no prepayment under this Section 2.5(a) shall be permitted and such Lien shall not be released if, after giving effect to such prepayment the Loans in respect of more than four Aircraft shall have been prepaid pursuant to this Section. Any prepayment under this Section 2.5(a) shall be applied to the Loans allocated to the relevant Aircraft.

(b)          From and after the first anniversary of the Effective Date, the Owner shall have the right on any Business Day to prepay all of the Loans, in full or in part, in amounts, with respect to any partial prepayment, of no less than $5,000,000, and subject to the requirements of Sections 2.5(c) and 2.5(d). Any partial prepayment of the Loans under this Section 2.5(b) shall be applied to all of the Loans on a pro rata basis based on the then outstanding principal amounts thereof, and shall be applied against the remaining installments of principal on such Loans in inverse order of maturity. For the avoidance of doubt, the Loans of any particular Tranche may not be individually prepaid.

(c)          Any prepayment of principal on a Loan under this Section 2.5 shall be accompanied by accrued interest on the amount prepaid through the date of prepayment plus the Prepayment Fee, if any.

(d)          The Owner shall give the Lender written notice of each prepayment under this Section 2.5 as provided in Section 4.4 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder).

(e)           No Aircraft or other Collateral shall be released from the Lien of the Security Documents in connection with any prepayment under Section 2.5(b) other than a prepayment of all Loans in full.

(f)           No prepayment under this Section 2.5 shall occur without a like prepayment under Section 2.7 of the Note Purchase Agreement.

2.6	Mandatory Prepayments.

(a)          The Owner shall prepay the Loans in respect of any Aircraft in full in accordance with paragraph (d) below following (i) an Event of Loss with respect to such Aircraft or (ii) a Disposition in respect of such Aircraft (other than a Disposition occurring in connection with a prepayment made in respect of such Aircraft in accordance with Section 2.5(a)).

(b)          The Owner shall prepay the Loans in full in accordance with paragraph (d) below following the occurrence of a Sub-Loan Remedy Event (which has been notified to the Lender, provided that such notice shall not be required if such Sub-Loan Remedy Event is a Bankruptcy Event).

(c)          On each Payment Date the Lender shall prepay the Loans in respect of each Aircraft in accordance with paragraph (d) below in an amount equal to the Supplemental Principal Amount, if any, for such Aircraft as of the immediately preceding Payment Date.

(d)          Any prepayment required by the preceding paragraph 2.6(a)(i) shall be due and payable on earlier of (x) the date of receipt of the related Casualty Proceeds and (y) ninety (90) days after the occurrence of such Event of Loss, and shall be applied to the Loans allocated to the relevant Aircraft. Any prepayment required by the preceding paragraph (a)(ii) shall be due and payable on the date of the Disposition, and shall be applied to the Loans allocated to the relevant Aircraft. Any prepayment required by the preceding paragraph (b) shall be due and payable on the date of the applicable notice of a Sub-Loan Remedy Event (or, if such Sub-Loan Remedy Event is a Bankruptcy Event, on the date such Bankruptcy Event occurred). Any prepayment required by the preceding paragraph (c) shall be applied to the Loans allocated to each affected Aircraft (and to both Tranches of such Loans on a pro rata basis based on the then outstanding principal amounts thereof), ratably in accordance with the Supplemental Principal Amounts due for each such Aircraft, and applied to the remaining principal installments of such Loans in inverse order of maturity. Any prepayment of principal on the Loans required by this Section 2.6 shall be accompanied by interest on the amount prepaid through the date of prepayment, together with all other Obligations then due and owing (including, solely in the case of a prepayment under Section 2.6(a)(ii) the applicable Prepayment Fee, if any).

(e)           In the case of a prepayment as contemplated by this Section 2.6, such prepayment shall be due and payable forthwith, without presentment, demand, protest or other notice of any kind, all of which are hereby waived.

Section 3.             Payments of Principal and Interest; Commitment Fees.

3.1           Repayment of Loans. The Owner hereby unconditionally promises to pay to the Security Trustee for account of the Lender the outstanding principal amount of the Loans made in respect of each Aircraft quarterly on each Payment Date, commencing on the Amortization Date for such Loans, in the amount set forth on Schedule III; provided that, the principal balance of any Loan outstanding on the Maturity Date for such Loan shall be due and payable on such date.

3.2           Interest. The Owner shall pay to the Lender interest on the unpaid principal amount of each Loan at the Floating Rate for such Loan for the period from and including the Borrowing Date to but excluding the date such Loan shall be paid in full. Notwithstanding the foregoing, the Owner shall pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any interest and other amount payable by the Owner hereunder or under the Loan Certificates to or for account of the Lender which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable on the last day of each Interest Period therefor and upon the payment or prepayment of any principal thereof, except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Owner.

3.3          Commitment Fees.

(a)          The Owner shall pay to the Lender a commitment fee (the “Tranche A Commitment Fee”) on the daily average amount of the unutilized Tranche A Commitment, for the period from and including the Effective Date to but excluding the Commitment Termination Date, at a rate per annum equal to the Tranche A Commitment Fee Rate (calculated on the basis of a year of 360 days and actual number of days elapsed, including the first day but excluding the last day). Accrued Tranche A Commitment Fees shall be payable (a) quarterly on each Payment Date and (b) on the Commitment Termination Date.

(b)          The Owner shall pay to the Lender a commitment fee (the “Tranche B Commitment Fee”) on the daily average amount of the unutilized Tranche B Commitment, for the period from and including the Effective Date to but excluding the Commitment Termination Date, at a rate per annum equal to the Tranche B Commitment Fee Rate (calculated on the basis of a year of 360 days and actual number of days elapsed, including the first day but excluding the last day). Accrued Tranche B Commitment Fees shall be payable (a) quarterly on each Payment Date and (b) on the Commitment Termination Date.

(c)           On the Commitment Termination Date, the Owner shall pay to the Lender an additional commitment fee in an amount equal to 1.00% of the unutilized Commitment of the Lender.

Section 4.             Payments; Pro Rata Treatment; Computations, Etc.

4.1	Payments.

(a)          Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Owner under this Agreement and the Loan Certificates to the Lender, and, except to the extent otherwise provided therein, all payments to be made by the Obligors to the Lender under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Security Trustee at the Collection Account, not later than Noon New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b)          Unless otherwise required by Article II of the Mortgage, the Owner shall, at the time of making each payment under this Agreement or any Loan Certificate for account of the Lender, specify to the Lender the Loan Certificates or other amounts payable by the Owner hereunder to which such payment is to be applied (and in the event that the Owner fails to so specify, or if a Sub-Loan Event of Default has occurred and is continuing, the Lender may apply such payment in such manner as it, subject to Section 4.2, may determine to be appropriate in accordance with the applicable provisions hereof); provided that the Owner acknowledges and agrees to the order of application of payments specified in Article II of the Security Agreement and Section 4.1(b) of the Note Purchase Agreement.

(c)          If the due date of any payment under this Agreement or any Loan Certificate would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

4.2           [Intentionally Omitted].

4.3            Computations. Interest on the Loans shall be computed on the basis of a year of 360 days and actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

4.4            Certain Notices. Notices by the Owner to the Lender of the Notice of Borrowing and optional prepayments of Loan Certificates shall be irrevocable and shall be effective only if received by the Lender not later than Noon New York time on the date that is the number of Business Days prior to the date of the relevant issuance or prepayment specified below:

Notice	Number of Business Days Prior
Notice of Borrowing	5
Prepayment of Loan Certificates	3

Each such Notice of Borrowing or notice of optional prepayment shall be irrevocable and specify the Loans to be made or prepaid and the amount of each Loan to be made or prepaid and the date of borrowing or optional prepayment (which shall be a Business Day).

Section 5.             Taxes. Tax matters are as provided in Schedule IV hereto which is incorporated herein by reference.

Section 6.             Payments into the Collection Account.

6.1	Payments into the Collection Account.

(a)          All Collections shall be paid to the Collection Account, and the Owner agrees that it shall take all reasonable action as the Lender may request to ensure that such amounts are paid into the Collection Account and, without prejudice to the generality of the foregoing, the Owner agrees that it shall give or shall cause to be given irrevocable instructions to the Lessee to pay all amounts which are payable by the Lessee to the Owner under or pursuant to the Lease, other than Excluded Payments, to the Collection Account. The parties hereto agree that all such amounts shall, while any amount is expressed to be payable or owing by the Owner hereunder to the Lender, be paid as aforesaid and shall, once paid to the Collection Account, be applied by the Security Trustee as set forth in the Security Agreement. If the Owner or any Obligor shall receive from any Person any Collections following a Sub-Loan Event of Default, the Owner shall receive, or shall cause such Obligor to receive, such payment in trust for the Security Trustee on behalf of the Lender and subject to the Security Trustee’s security interest, and shall immediately deposit, or cause to be deposited, such payment in the Collection Account.

(b)          Notwithstanding the foregoing, there may also be deposited into the Collection Account on (or in respect of) the Effective Date or the Borrowing Date certain amounts from which certain fees are to be paid. The Security Trustee agrees to hold such amounts for such purpose and to disburse the sums in accordance with any agreed flow of funds (or like) memo pursuant to written direction from the parties.

Section 7.              Conditions Precedent; Conditions Subsequent.

7.1          Effective Date. The effectiveness of this Agreement is subject to the satisfaction or waiver by the Required Purchasers of the conditions specified in Section 7.1 of the Note Purchase Agreement.

7.2          Borrowing Date. The obligation of the Lender to make the Loans on the Borrowing Date is subject to the satisfaction or waiver by the Required Purchasers of the conditions specified in Section 7.2 of the Note Purchase Agreement.

7.3          Conditions Subsequent. (a) The conditions specified in Annex A to the Note Purchase Agreement as conditions subsequent shall be satisfied within the timeframe contemplated therein (each document, instrument, certificate or other paper referred to below to be in form and substance reasonably satisfactory to the Lender).

(b)          The Owner shall deliver to the Security Trustee and the Lender promptly following the recording of the Mortgage and the Mortgage Supplement covering the Aircraft pursuant to the Federal Aviation Act, the opinion of special FAA counsel in Oklahoma City, Oklahoma, addressed to the Security Trustee, the Purchasers, the Lender and the Owner, as to the due and valid registration of the Aircraft in the name of the Owner, the due recording of the Mortgage, the related Mortgage Supplement and the Lease, each relating to the Aircraft and the lack of filing of any intervening documents with respect to the Aircraft, in form and substance satisfactory to the Lender.

Section 8.              Representations and Warranties.

8.1          Owner. The Owner represents and warrants to the Lender that as of the date hereof and on each Borrowing Date:

(a)          Existence. The Owner is the trustee of a trust duly formed under a trust agreement that by its terms is governed by the laws of the State of Utah and is validly existing under the laws of the State of Utah. The Owner has the power and authority to enter into and to perform its obligations under this Agreement and the other Basic Documents to which it is a party.

(b)          Authorization. The Owner has all power necessary, and has been duly authorized, to execute and deliver this Agreement and the other Basic Documents to which it is a party. The Owner is and will continue to be duly authorized to borrow monies hereunder, and Owner is and will continue to have the organizational authority to perform its obligations under this Agreement and under the other Basic Documents to which it is a party. The execution, delivery and performance by Owner of this Agreement and the other Basic Documents to which Owner is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority or any other Person which has not already been obtained.

(c)          No Conflict; Legal Compliance. The execution, delivery and performance of this Agreement, each of the other Basic Documents to which Owner is a party, and the execution, delivery and payment of the Loan Certificates, does not and will not: (i) contravene any provision of the Trust Agreement, (ii) contravene, conflict with or violate any Applicable Law of the State of Utah or any Applicable Law of the United States governing Owner’s banking and trust powers, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (iii) violate or result in the breach of, or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which it is a party or by which it, or its property and assets, may be bound or affected. It is not in violation or breach of or default under any Applicable Law, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

(d)          Validity and Binding Effect. This Agreement and each other Basic Document to which the Owner is a party are the legal, valid and binding obligations of the Owner, enforceable against it, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, examinership or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

(e)          Location. The “location” (as such term is used in Section 9-307 of the UCC) of the Owner is Utah. The name designated for the Owner in its trust agreement as the name for the common law trust formed thereunder is WUL II Trust.

(f)           Consents and Approvals; Governmental Action. No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of the Owner, or of any other Person under any agreement, contract, lease or license or similar document or instrument to which the Owner is a party or by which any such Person is bound, is required to be obtained by the Owner in order to make or consummate the transactions contemplated under this Agreement or the other Basic Documents to which it is a party or, if any such approval, authorization or consent is required, such approval, authorization or consent has been obtained. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by the Owner in order to make or consummate the transactions contemplated under the Basic Documents to which it is a party have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect except for such filings or registrations as are contemplated by Section 8.1(l)(ii). No Applicable Law is in effect which could reasonably be expected to materially adversely affect the ability of the Owner to perform its obligations under the Basic Documents to which it is a party.

(g)          Certain Regulations.

(i)         The Owner is not an “investment company,” or controlled by, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(ii)        None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the issuance of the Loan Certificates) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, and none of the proceeds of the Loan Certificates hereunder will be used to buy or carry margin stock or any other securities.

(iii)       Neither the Owner nor anyone acting on its behalf (other than the Arranger, as to which the Owner makes no representation) has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and a limited number of entities whom the Owner reasonably believes to be “accredited investors” within the meaning of Regulation D under the Securities Act, each of which has been offered the Notes. Assuming the accuracy of the representations of the Purchasers contained in Section 11.10 of the Note Purchase Agreement, neither the Owner nor anyone acting on its behalf (other than the Arranger, as to which the Issuer makes no representation) has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

(iv)       Neither the Owner nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Owner has directly, or through any agent (other than the Arranger, as to which the Issuer makes no representation), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes. No securities of the same class as the Notes have been issued and sold by the Issuer within the six-month period immediately prior to the date hereof.

(h)          Litigation and Contingent Liabilities. No claims, litigation, arbitration proceedings or governmental proceedings by any Governmental Authority are pending or, to the knowledge of the Owner, threatened against or are affecting the Owner. The Owner has no contingent liabilities that are material to the Owner, taken as a whole, other than its obligations hereunder and under the Lease.

(i)           No Default. No Sub-Loan Default or Sub-Loan Event of Default has occurred and is continuing.

(j)           Title; Liens. On each Borrowing Date, the Owner shall have good title to each Aircraft financed or to be financed hereunder on or prior to such date, the Lease and the other Collateral which is to be held by it in accordance with this Agreement and the transactions contemplated hereby, and none of such assets shall be subject to any Lien, except for Permitted Liens not of record. At the time any Borrowing or any Drawdown is made, the Owner shall not have assigned, conveyed, pledged or otherwise transferred to any other Person any of its right, title or interest in the Collateral except in accordance with or permitted by the Basic Documents or Aircraft Related Agreements.

(k)           Ownership of the Owner. The Owner Participant is the legal and beneficial owner of all Ownership Interests (as defined in the Beneficial Interest Pledge Agreement) issued by the Owner.

(l)            Security Interests.

(i)         Security Interest in the Collateral. The security interests in the Collateral created pursuant to the Mortgage and any Mortgage Supplement have been validly created, and no action (other than the filings and actions referred to in Section 8.1(l)(ii) and the related continuation statements) is required to be taken by any person in order for the full benefit of the security interest created thereby to vest in the Lender or in order to ensure the first priority perfected security interests of the Lender in such Collateral will be maintained. The security interests created pursuant to the Beneficial Interest Pledge Agreement have been validly created, and no action (other than the filings and actions referred to in Section 8.1(l)(ii) and the related continuation statements) is required to be taken by any person in order for the full benefit of the security interests created thereby to vest in the Lender or in order to ensure the first priority perfected security interests of the Lender in such Collateral will be maintained.

(ii)        Filings, Registrations, Etc. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence in the United States of the Basic Documents that any of them or any other instrument be filed, recorded, registered or enrolled in any court, public office or elsewhere in the United States, except as expressly provided herein, or that any stamp, registration or similar tax be paid in the United States on or in relation to any of the Basic Documents, and no further action in the United States, including any filing or recording of any document, is necessary or permissible to establish and/or perfect any Obligor’s title to and interest in, and the Security Trustee’s or the Lender’s security interests pursuant to the Basic Documents in, any Aircraft, the Lease, the Pledged Beneficial Interest, the Pledged Membership Interest and the other Collateral as against any Obligor and any third parties, except for (i) the filing of financing statements under the Uniform Commercial Code in the States of Delaware and Utah, (ii) the taking and retaining of possession by the Security Trustee of any certificate evidencing the Pledged Beneficial Interest, the Pledged Membership Interest and the chattel paper original of the Lease, (iii) the taking of the actions specified in Section 7.2(k)(iii) of the Note Purchase Agreement in respect of the Aircraft (and associated Airframe and Engines) with the International Registry and (iv) the satisfaction of the Local Law Requirements.

(iii)       Cape Town. (A) The Owner is a “transacting user entity” (as such term is defined in the Regulations of the International Registry); is “situated,” for the purposes of the Cape Town Convention, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Convention) of the Aircraft; (B) the Airframe and Engines are “aircraft objects” (as defined in the Cape Town Convention); and (C) the United States is a Contracting State under the Cape Town Convention.

(m)          Special Purpose. The Owner has been formed for the sole purpose of negotiating, entering into and performing the transactions contemplated by the Basic Documents to which it is a party and matters reasonably incidental thereto, and since its formation, it has not entered into any transaction or conducted any business except as required or contemplated by the Basic Documents.

(n)          Citizenship. The Owner is a “Citizen of the United States” within the meaning of 49 U.S.C. § 40102(a)(15), as amended, or any successor statutes thereto.

(o)          Aircraft Related Agreements. The Owner has provided to each initial Purchaser copies of the relevant Aircraft Related Agreements.

8.2           Owner Participant. The Owner Participant represents and warrants to the Security Trustee and the Lender that as of the date hereof and on each Borrowing Date:

(a)          Existence. The Owner Participant is a limited liability company duly organized and validly existing under the laws of the State of Delaware. The Owner Participant has the power and authority to enter into and to perform its obligations under this Agreement and the other Basic Documents to which it is a party.

(b)          Authorization. The Owner Participant has all power necessary, and has been duly authorized, to execute and deliver this Agreement and the other Basic Documents to which it is a party. The Owner Participant is and will continue to have the organizational authority to perform its obligations under this Agreement and under the other Basic Documents to which it is a party. The execution, delivery and performance by the Owner Participant of this Agreement and the other Basic Documents to which the Owner Participant is a party do not and will not require any consent or approval of any Governmental Authority or any other Person which has not already been obtained.

(c)          No Conflict; Legal Compliance. The execution, delivery and performance of this Agreement and each of the other Basic Documents to which the Owner Participant is a party does not and will not: (i) contravene any provision of the Owner Participant’s organizational documents, (ii) contravene, conflict with or violate any Applicable Law, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (iii) violate or result in the breach of, or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which it is a party or by which it, or its property and assets, may be bound or affected. It is not in violation or breach of or default under any Applicable Law, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

(d)          Validity and Binding Effect. This Agreement and each other Basic Document to which the Owner Participant is a party are the legal, valid and binding obligations of the Owner Participant, enforceable against it, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, examinership or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

(e)          Location. The “location” (as such term is used in Section 9-307 of the UCC) of the Owner Participant is the State of Delaware.

(f)          Consents and Approvals; Governmental Action. No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of the Owner Participant, or of any other Person under any agreement, contract, lease or license or similar document or instrument to which the Owner Participant is a party or by which any such Person is bound, is required to be obtained by the Owner Participant in order to make or consummate the transactions contemplated under this Agreement or the other Basic Documents to which it is a party or, if any such approval, authorization or consent is required, such approval, authorization or consent has been obtained. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by the Owner Participant in order to make or consummate the transactions contemplated under the Basic Documents to which it is a party have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect except for such filings or registrations as are contemplated by Section 8.1(l)(ii). No Applicable Law is in effect which could reasonably be expected to materially adversely affect the ability of the Owner Participant to perform its obligations under the Basic Documents to which it is a party.

(g)          Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by or on behalf of the Owner Participant have been filed with the appropriate Governmental Authorities where failure to file might have or result in a Material Adverse Effect on the Owner Participant, and all material Taxes, other taxes and other impositions shown thereon to be due and payable by the Owner Participant have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or the Owner Participant is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP.

(h)          Certain Regulations.

(i)         The Owner Participant is not an “investment company,” or controlled by, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(ii)        Neither the Owner Participant nor anyone acting on its behalf (other than the Arranger, as to which the Owner Participant makes no representation) has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and a limited number of entities whom the Owner Participant reasonably believes to be “accredited investors” within the meaning of Regulation D under the Securities Act, each of which has been offered the Notes. Assuming the accuracy of the representations of the Purchasers contained in Section 11.10 of the Note Purchase Agreement, neither the Owner Participant nor anyone acting on its behalf (other than the Arranger, as to which the Owner Participant makes no representation) has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

(iii)       Neither the Owner Participant nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Owner Participant has directly, or through any agent (other than the Arranger, as to which the Owner Participant makes no representation), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes.

(i)            Litigation and Contingent Liabilities. No claims, litigation, arbitration proceedings or governmental proceedings by any Governmental Authority are pending or, to the knowledge of the Owner Participant, threatened against or are affecting the Owner Participant. The Owner Participant has no contingent liabilities that are material to the Owner Participant, taken as a whole.

(j)            Ownership of the Owner. The Owner Participant is the legal and beneficial owner of all Ownership Interests (as defined in the Beneficial Interest Pledge Agreement) issued by the Owner.

(k)           Security Interests.

(i)         Security Interest in the Pledged Beneficial Interest. The security interest in the Pledged Beneficial Interest created pursuant to the Beneficial Interest Pledge Agreement has been validly created, and no action (other than the filings and actions referred to in Section 8.2(k)(ii) and the related continuation statements) is required to be taken by any person in order for the full benefit of the security interests created thereby to vest in the Lender or in order to ensure the first priority perfected security interests of the Lender in such Collateral will be maintained.

(ii)        Filings, Registrations, Etc. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence in the United States of the Basic Documents to which the Owner Participant is a party that any of them or any other instrument be filed, recorded, registered or enrolled in any court, public office or elsewhere in the United States, except as expressly provided herein, or that any stamp, registration or similar tax be paid in the United States on or in relation to any of the Basic Documents to which the Owner Participant is a party, and no further action in the United States, including any filing or recording of any document, is necessary or permissible to establish and/or perfect the Lender’s security interest in the Pledged Beneficial Interest as against any Obligor and any third parties, except for (i) the filing of financing statements under the Uniform Commercial Code in the State of Delaware and (ii) the taking and retaining of possession by the Security Trustee of any certificate evidencing the Pledged Beneficial Interest.

(l)          Special Purpose. The Owner Participant has been formed for the sole purpose of negotiating, entering into and performing the transactions contemplated by the Basic Documents to which it is a party and matters reasonably incidental thereto, and since its formation, it has not entered into any transaction or conducted any business except as required or contemplated by the Basic Documents and matters reasonably incidental thereto, including any agreements with the Arranger relating to the offering of the Notes.

Section 9.             Covenants.

9.1           Owner and Owner Participant. Each of the Owner and the Owner Participant covenants and agrees with the Lender and the Security Trustee as follows:

(a)          Litigation. The Owner will promptly give the Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, involving any Obligor.

(b)          Existence, Etc. Each of the Owner and the Owner Participant shall:

(i)         keep in full effect its existence as (A) in the case of the Owner Participant, a limited liability company under the laws of the State of Delaware and (B) in the case of the Owner, a trust organized under the laws of the State of Utah (and in each case, without limiting the foregoing, shall not change its jurisdiction of formation) and all of its licenses, permits, governmental approvals, rights, privileges and franchises necessary in the normal conduct of its business as now conducted or presently proposed to be conducted;

(ii)        obtain and preserve its qualification to do business as a company or other entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the rights of the Lender under this Agreement or the other Basic Documents;

(iii)       comply with (A) the provisions of the Trust Agreement and its organizational documents, and in each case not amend the same in a manner adverse to the interests of the Secured Parties without the prior written consent of the Security Trustee and (B) the requirements of all Applicable Laws to the extent that the failure to comply therewith would, in the aggregate, have a Material Adverse Effect on the Owner or the Owner Participant, as the case may be;

(iv)       keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

(v)       permit representatives of the Lender to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender subject to the terms of confidentiality set forth in Section 12.12 of the Note Purchase Agreement.

(c)          Special Purpose. Each of the Owner and the Owner Participant will not:

(i)          have any employees earning compensation;

(ii)        except for Loan Certificates and as expressly contemplated by the Basic Documents, incur or contract to incur any Indebtedness;

(iii)       engage in any activity other than the execution, delivery and performance of the Basic Documents to which it is a party, any agreements with the Arranger relating to the offering of the Notes and in each case activities incidental thereto, as well as ordinary housekeeping activities;

(iv)        make or agree to make any capital expenditure except as contemplated under any Basic Document, including in respect of the exercise of any cure rights;

(v)          create or own any subsidiary (except the Owner, in the case of the Owner Participant);

(vi)        except as provided in the Mortgage or otherwise in any Basic Document, make any investments;

(vii)       declare or make any dividend payment or distribution to any owner of its Ownership Interests (as defined in the Beneficial Interest Pledge Agreement) or other equity interests, other than in respect of (A) Excluded Payments or (B) any other payments which the Owner Participant (as designee of the Issuer) is entitled to receive under the Security Agreement; or

(viii)      incur any material obligation to any third party (excluding any payment or other obligation incurred pursuant to or in the performance of the obligations under the Basic Documents and any agreements with the Arranger relating to the offering of the Notes).

(d)          Limitation on Liens. Each of the Owner and the Owner Participant will not create, incur, assume or suffer to exist any Lien upon the Collateral except Permitted Liens.

(e)          Protection of Collateral. Each of the Owner and the Owner Participant agrees that from time to time, at the expense of the Owner, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and as may be reasonably requested by the Lender in order to perfect and protect any security interest granted or purported to be granted pursuant to the Security Documents (including, without limitation, to the extent applicable registrations of international interests in respect of the Airframe and each Engine with the International Registry), or to enable the Security Trustee to exercise and enforce its rights and remedies under and in accordance with the provisions hereof or of the Security Documents. The Owner hereby authorizes, and will cause the Owner to authorize, the Lender and/or the Security Trustee to file one or more UCC financing or continuation statements, and amendments thereto, or any similar document, with respect to all or any part of the Collateral granted by the Owner or the Owner without the signature of the Owner or the Owner where permitted by Applicable Law. The Security Trustee shall prepare and file on behalf of the Owner all necessary continuation statements (or such other similar documents) in order to maintain the perfection of the Security Trustee’s security interest in the Collateral. Without limiting the foregoing, the Owner will, upon the reasonable request of the Security Trustee or the Lender, take at the Owner’s cost and expense such other reasonable action necessary or advisable to:

(i)         grant more effectively the security interest in all or any portion of the Collateral;

(ii)        maintain or preserve the first perfected security interest of the Security Trustee and/or the Owner in the Collateral;

(iii)       perfect, publish notice of or protect the validity of the security interest in the Collateral created by the Security Documents;

(iv)       perfect the Security Trustee’s and/or the Owner’s interest in the Aircraft and Lease under the Cape Town Convention to the extent applicable and under any international perfection standards that may be adopted after the date of this Agreement to the extent practicable and without unreasonable cost;

(v)        preserve and defend its right, title and interest to the Collateral and the rights of the Lender and the Security Trustee in such Collateral against the claims of all Persons (other than the Lender or any Person claiming through the Lender); and

(vi)       pay any and all fees, taxes and other charges payable in connection with any financing statements which are required to be filed with any applicable Governmental Authority pursuant to this Agreement or any other Basic Document.

(f)           Separateness. Each of the Owner and the Owner Participant does and will continue to do the following:

(i)         in the case of the Owner Participant, have an independent manager reasonably satisfactory to the Security Trustee sitting on its board of managers (and will not take any Material Action without the prior written consent of such independent manager and the Security Trustee) and will not, without the written consent of the Security Trustee, remove the independent manager from the board of managers (and in the event such independent manager shall have resigned, it shall replace such manager with another independent manager satisfactory to the Security Trustee), it being understood that Kevin Burns or any other employee or officer of Global Securitization Services, LLC designated in replacement of Kevin Burns is an independent manager satisfactory to the Security Trustee for this purpose (in each case so long as such person continues to satisfy the definition of “Independent Manager” set forth in the limited liability company agreement of the Owner Participant);

(ii)        prepare and maintain its own full and complete books and records separately from those of any other entity;

(iii)       in all dealings with third parties and the public, identify itself by its own name as a separate and distinct entity and not identify itself as being a division or part of any other entity whatsoever;

(iv)       ensure that all decisions with respect to its business and daily operations are and will be independently made by it and will not be directed or dictated by any other entity and shall maintain an arms-length relationship with all other entities;

(v)        act solely in its own name and through its own authorized officers and agents and shall ensure that all communications including invoices, purchase orders, contracts, statements, stationery, cheques and applications will be made solely in its name;

(vi)       ensure that its assets are and will remain separate from those of any other entity and are and will be maintained in a manner which facilitates the identification and segregation of those assets from those of any other entity whatsoever;

(vii)      observe all corporate formalities and governmental requirements and make all required filings to all applicable authorities;

(viii)     discharge all expenses incurred and liabilities incurred by it only out of its own funds;

(ix)        ensure that its bank accounts or other accounts are kept separate from the accounts of any other person or entity;

(x)         not acquire any shares or interest in any entity; and

(xi)        correct any known misunderstanding regarding its separate identity.

(g)          Co-operation with Rating Agencies. Each of the Owner and the Owner Participant agrees, at the reasonable cost and expense of the Owner, to pay for annual rating surveillance, and to provide to any rating agency whose rating is being sought by the Lender on the Loan Certificates, such information as such rating agency may reasonably request, and prior written notice of any amendment, consent, approval or waiver as referenced in Section 4.01(b)(ii) of the Mortgage.

(h)          Citizenship. If (i) the Owner ceases to be a “citizen of the United States” within the meaning of 49 U.S.C. § 40102(a)(15), as amended, or any successor statutes thereto and (ii) the Aircraft shall or would thereupon become ineligible for registration in the name of the Owner under the Federal Aviation Act as in effect at such time and the regulations then applicable thereunder, then the Owner Participant at its own expense shall promptly either transfer such of its right, title and interest in and to this Agreement and the other Basic Documents to a new owner participant acceptable to the Security Trustee and the Lender, or take such other action, as may be necessary to prevent any deregistration of the Aircraft.

(i)          IR Registrations; IDERA. Owner shall not consent to any registrations made in respect of the Aircraft on the International Registry except those made pursuant to the Basic Documents. Owner shall not issue any irrevocable deregistration and export request authorization in favor of any Person other than the Security Trustee.

(j)            Lease Management.

(i)           The Owner Participant shall collect insurance certificates and other notices or documents from the Lessee as and when required to be provided under the Lease, and shall otherwise administer the Lease in accordance with its terms in accordance with the Standard of Care. As used in this Section 9(j), “Standard of Care” shall mean reasonable care and diligence consistent with the customary commercial practices of the Owner Participant or its Affiliates that it applies under similar circumstances with respect to other aircraft owned by the Owner Participant or its Affiliates. Notwithstanding the foregoing, the Owner Participant will have no obligation to otherwise monitor performance by the Lessee of its obligations under the Lease, perform inspections or repossess or remarket the Aircraft or any other Collateral in the case of a default under the Lease.

(ii)          The Owner Participant shall deliver or cause to be delivered to the Lender:

(1)          On each Payment Date, a report setting forth all Collections received under the Lease since the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date), including all Basic Rent, Supplemental Rent, Maintenance Rent and Aircraft Proceeds; and

(2)          on each anniversary of the Issuance Date, a report setting forth all Collections received under the Lease since the immediately preceding anniversary of the Issuance Date (or, in the case of the first such anniversary, the Issuance Date), including all Basic Rent, Supplemental Rent, Maintenance Rent and Aircraft Proceeds.

(k)           Use of Proceeds. The proceeds of the Sub-Loans hereunder will be used solely to finance or refinance the acquisition of up to 17 Aircraft, delivered new from the manufacturer under the Purchase Agreement on or after June 1, 2017; provided that none of the Security Trustee or any Purchaser shall have any responsibility as to the use of any of such proceeds.

(l)            Notices of Certain Events. In the event the Owner or Owner Participant shall have knowledge of a Sub-Loan Default, a Sub-Loan Event of Default, or an Event of Loss, such Obligor shall give prompt written notice of such Sub-Loan Default, a Sub-Loan Event of Default, or an Event of Loss to the Security Trustee.

(m)          Requests for Information. Promptly upon the Security Trustee’s or any Purchaser’s request, the Owner and Owner Participant shall provide such additional financial and other information as may from time to time be required by the Security Trustee or any Purchaser in order to comply with any requirement of Applicable Law.

(n)          OFAC. The Owner shall not lease any Aircraft to any Person located in, or as a result of which such Aircraft would be at any time, or would be permitted to be habitually operated, in any Sanctioned Country, or used to facilitate a breach of Sanctions or otherwise in violation of Sanctions, in each case except as may be permitted by Applicable Law.

(o)          Anti-Corruption. In relation to the Aircraft or the business of the Owner Participant, the Owner shall not, and shall not permit any other person to, directly or indirectly, make any payments to any governmental official or employee, political party, official of a political party, candidate for a political office, or anyone else acting in an official capacity, in order to obtain, retain, or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

Section 10.           Events of Default. If one or more of the following events (herein called “Sub-Loan Events of Default”) shall occur and be continuing:

(a)          (i) a payment of any principal of, or interest on, the Notes or the Loan Certificates shall not be made when due and such failure to pay shall continue for a period of three Business Days; or (ii) a payment of any other amount (other than principal of, or interest on, the Notes or the Loan Certificates) payable by any Obligor under the Basic Documents shall not be made when due and such failure to pay shall continue for a period of five (5) Business Days after notice of such failure to such Obligor; and/or

(b)          the Lessee (or the Owner as lessor, in exercising any such rights as it may have to do so in lieu of the Lessee) shall fail to carry and maintain on or with respect to the Aircraft insurance required to be maintained in accordance with the provisions of the Lease and the Lessee Consent; and/or

(c)          (i) any Obligor shall have failed to perform or observe, in any material respect, any material covenant or agreement to be performed or observed by it under any Basic Document (other than those covenants covered by the preceding clauses (a) or (b) of this Section 10), provided that if such failure is remediable and such Obligor is diligently proceeding to remedy such failure, such failure shall not constitute a Sub-Loan Event of Default under this clause (c)(i) unless it shall continue unremedied for a period of thirty (30) days after the earlier of (i) such Obligor obtaining actual knowledge of such failure or (ii) notice thereof has been given by the Lender or the Security Trustee to such Obligor; or (ii) any Obligor shall fail to observe or perform any covenant, condition or agreement applicable to it contained in Sections 9.1(k) – 9.1(n) or Section 6(d) of the Guaranty (with respect to corporate existence), or Sections 6(i) – 6(p) of the Guaranty;

(d)          any representation or warranty of any Obligor under any of the Basic Documents or in any document or certificate furnished by any Obligor in connection therewith or pursuant thereto shall be incorrect in any material respect as at the time when made or furnished; and/or

(e)          any other material license, consent, approval or authorization of, or any filing or registration with, any governmental authority or agency necessary for the performance by any Obligor of its obligations under this Agreement or any other Basic Document or in connection herewith or therewith shall be revoked, not applied for or not issued or shall cease to remain in full force or shall be modified in a manner which would materially adversely affect (in the reasonable opinion of the Lender or the Security Trustee) the rights and remedies of the Lender or of any Secured Party under the Basic Documents, provided, if the applicable Obligor is diligently proceeding to remedy such situation, no Sub-Loan Event of Default under this clause (e) shall occur unless such situation remains unremedied for at least thirty (30) days; and/or

(f)           any Obligor shall apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee, custodian or liquidator of itself or of a substantial part of its property, or any Obligor shall admit in writing submitted in connection with judicial or other similar procedures its inability to pay its debts generally as they come due, shall announce a moratorium on payment of its debts or any class of its debts, or shall make a general assignment for the benefit of creditors or any creditor exercises a contractual right to assume the operations or financial management of any Obligor; and/or

(g)          any Obligor shall file a voluntary petition or commence a case in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any Federal, state or foreign bankruptcy or insolvency laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against any Obligor in any such proceedings, or any Obligor shall by voluntary petition, answer or consent to or seek relief under the provisions of any other now existing or future bankruptcy, insolvency, reorganization or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors or take any action for the purpose of effecting any of the foregoing; and/or

(h)          an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of any Obligor, a receiver, trustee, custodian or liquidator of any Obligor or of any substantial part of its property, or sequestering any substantial part of the property of any Obligor, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof; and/or

(i)           a petition against any Obligor in a proceeding under any Federal, state or foreign bankruptcy laws or other insolvency laws as now or hereafter in effect shall be filed and shall not be withdrawn or dismissed within sixty (60) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to any Obligor, any court of competent jurisdiction shall assume jurisdiction, custody or control of any Obligor or of any substantial part of its property or any Aircraft and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; and/or

(j)           any additional procedure similar to those referred to in Sections 10(f), (g), (h) and (i) above for the relief of financially distressed debtors under the laws of the United States or any other jurisdiction is entered into by any Obligor, voluntarily or involuntarily, and if such procedure is involuntary it is not withdrawn or dismissed within sixty (60) days thereafter; and/or

(k)          a final judgment, or in the aggregate, judgments, for the payment of money in excess of US $5,000,000 (or the equivalent thereof in any currency) shall be rendered against any Obligor and the same shall remain undischarged for a period of thirty (30) calendar days during which neither execution of such judgment shall be effectively stayed nor adequate bonding fully covering such judgment shall exist; and/or

(l)           any governmental authority shall have condemned, seized or appropriated all or substantially all of the property of any Obligor; and/or

(m)         any Obligor shall do or cause to be done any act or thing evidencing or establishing its intention to repudiate this Agreement or any other Basic Document to which it is a party; and/or

(n)          any Basic Document shall be revoked, repudiated or terminated or shall otherwise (other than as its terms expressly provide) cease to be legal, valid, binding and enforceable against the parties thereto, or any of the Security Documents shall cease to constitute a duly perfected and enforceable first priority security interest over the Collateral referred to therein, free and clear of all Liens other than Permitted Liens; and/or

(o)          a Lease Event of Default shall have occurred and be continuing and the Remarketing Period shall not be in effect; and/or

(p)          any Obligor shall (i) default in making any payment of any principal of or interest on any Indebtedness (including any Guarantee Obligation, but excluding the Sub-Loans) after any requisite notice and beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition (in the case of this clause (ii)) is to cause (by acceleration or otherwise) such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in this paragraph shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in this paragraph shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; and/or

(q)          the Guaranty shall cease, for any reason, to be in full force and effect or has been repudiated by any Guarantor; and/or

(r)          any Maintenance Support Contract shall be terminated (or shall become terminable) with respect to any Aircraft or any Engine, in each case other than as a result of (i) an Event of Loss with respect to such Aircraft or Engine, (ii) a Disposition in respect of such Aircraft or Engine occurring in connection with a prepayment made in respect of such Aircraft in accordance with Section 2.5(a), (iii) a default under such Maintenance Support Contract by the Manufacturer, Engine Manufacturer or Maintenance Services Provider, as the case may be or (iv) a replacement of such Maintenance Support Contract in accordance with Section 6(q) of the Guaranty.

THEREUPON: (A) the Lender may, by notice to the Owner, terminate the Commitments and they shall thereupon terminate, (B) the Lender may, by notice to the Owner, demand payment of the Sub-Loan Value, (C) declare the principal amount then outstanding of, and the accrued interest on, the Loan Certificates and all other amounts payable by the Obligors (under such Basic Document to which each is a party and without duplication) hereunder and under the Loan Certificates to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Owner and (D) exercise any or all of the remedies set forth in Article III to the Mortgage.

Section 11.           Covenants of the Lender. The Lender agrees and covenants that, unless, in each case, a Sub-Loan Event of Default shall have occurred and be continuing, it will not take, and it will not permit any Person lawfully claiming through or under it to take, any action inconsistent with Lessee’s rights under the Lease or any other Basic Document to which Lessee is a party, or otherwise through its own actions or failure to observe its obligations hereunder or under any other Basic Document or in any way interfere with or interrupt the quiet enjoyment of the use, operation and possession of the Aircraft, the Airframe or any Engine by Lessee.

Section 12.           Miscellaneous.

12.1         Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Loan Certificate shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Loan Certificate preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

12.2         Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy or e-mail), delivered to the intended recipient at the “Address for Notices” specified on the Administrative Schedule hereof, in any Loan Certificate/Commitment Assignment Agreement or, as to any party, at such other address as shall be designated by such party by notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when properly transmitted by telecopier or e-mail or personally delivered or, in the case of a notice sent by commercial courier or by hand, upon receipt, in each case given or addressed as aforesaid.

12.3         Expenses; Indemnity.

(a)     The Owner agrees to pay or reimburse the Security Trustee and the Lender for paying: (i) all documented fees, costs and expenses of the Security Trustee and the Lender reasonably incurred by it (including, without limitation, the reasonable fees and expenses of Vedder Price P.C., special New York counsel to the Lender, Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the initial Purchaser, McAfee & Taft, P.C., special FAA counsel and advisory and ratings agencies), in connection with (A) the negotiation, preparation, execution and delivery of this Agreement, the other Basic Documents and the extensions of credit hereunder (unless the Lender fail to fund their Loan Certificates after all conditions precedent to a funding set forth in Section 7 have been satisfied), (B) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, or registration of any international interest or prospective international interest with the International Registry (including the reasonable fees and expenses of local counsel), and (C) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents requested by the Owner Participant, the Owner or any other Obligor; (ii) all reasonable and documented out of pocket costs and expenses of the Security Trustee and the Lender (including, without limitation, reasonable legal fees) in connection with (A) any Default Event and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “workout” of the Owner, the Owner Participant or any other Obligor (whether or not consummated), or the renegotiation or restructuring of the obligations of the Owner hereunder and (B) the enforcement of this Section 12.3; and (iii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of the execution or delivery of this Agreement, any of the other Basic Documents or any other document referred to herein or therein (or the transactions contemplated thereby) and all reasonable and documented costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein. The Owner agrees to pay all costs, expenses and other charges in respect of the upfront and ongoing fees and expenses of the Security Trustee as separately agreed. Any amount owed by the Owner under this Section 12 shall be paid by it promptly after it has received, reviewed and approved an invoice or other document reasonably evidencing that an amount is due hereunder.

(b)          Each of the Owner and the Owner Participant hereby agrees not to assert any claim against the Lender, the Security Trustee, any Holder, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Basic Document.

(c)          The Owner agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless on an after-tax basis from, any and all losses, claims, damages, liabilities and related expenses (excluding Indemnified Taxes and Excluded Taxes, which for the avoidance of doubt are dealt with solely under Schedule IV), including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or any Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Note or Advance or the use of the proceeds therefrom or any payments that the Security Trustee is required to make under any indemnity, (iii) the possession, use, ownership, operation, condition, manufacture, design, registration and maintenance of any Aircraft or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

(d)          With respect to any Action that is the subject of indemnification under Section 12.3(c), the following procedures shall apply:

(i)         if any Action is commenced, as to which an Indemnitee proposes to demand indemnification, such Indemnitee shall notify the Owner with reasonable promptness following the Indemnitee’s being notified of such Action, if the Owner is not a party to such Action; provided, however, that any failure or delay by such Indemnitee to notify the Owner shall not relieve the Owner from its obligations under Section 12.3(c) (except to the extent (but only to the extent) that the Owner shall not have otherwise learned of such Action and it is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Owner has been actually and materially prejudiced by such failure to promptly notify). With respect to any action or proceeding brought by a third party, the Owner shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Indemnitee except as provided below, exercisable by giving written notice to such Indemnitee within ten (10) Business Days after receipt of written notice from the Indemnitee of such Action. Upon assumption by the Owner of the defense of any such Action, the Indemnitee shall have the right to participate in such Action and to retain its own counsel but the Owner shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnitee in connection with the defense thereof unless (1) the Owner has agreed to pay such fees and expenses, (2) the Owner shall have failed to assume the defense and employ counsel reasonably satisfactory to the Indemnitee in accordance with the preceding sentence, (3) the Indemnitee shall have been advised by counsel that there are actual or potential conflicting interests between the Owner and the Indemnitee, including situations in which there are one or more legal defenses available to the Indemnitee that are inconsistent with, different from or additional to those available to the Owner (in which case the Owner shall not be entitled to assume the defense of such Action on behalf of the Indemnitee) or (4) the use of counsel chosen by the Owner to represent the Indemnitee would present such counsel with a conflict of interest (in each such case the Owner will pay the fees and disbursements of such counsel), provided, however, that the Owner shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding; and

(ii)        the Owner agrees that it will not settle or compromise or consent to the entry of any judgment in, or otherwise seek to terminate, any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnitee is a party to such Action) unless each affected Indemnitee has given its prior written consent, or the settlement, compromise, consent or termination (i) includes an express unconditional release of such Indemnitee from all losses, claims, damages, liabilities and related expenses described in Section 12.3(c) arising out of such Action and (ii) does not include any admission or assumption of fault on the part of any Indemnitee.

12.4         Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Owner, the Security Trustee, the Lender and the Owner Participant, and any provision of this Agreement may be waived by the Lender; provided that, no modification, supplement or waiver shall, unless by an instrument signed by all of the Holders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan Certificate or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable to the Lender hereunder, (v) alter the rights or obligations of the Owner to prepay Loan Certificates, (vi) alter the terms of this Section 12.4, (vii) modify the definitions of “Sub-Loan Event of Default” or “Basic Documents”, (viii) release any Collateral (other than as expressly provided by the Security Documents or other Basic Documents) or (ix) modify Article II of the Mortgage.

12.5        Successors and Assigns; Security for Lender’s Obligations.

(a)          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that, except as specified in clause (b) below, neither party hereto shall, without the prior written consent of the other and except as expressly permitted by the Basic Documents, assign any of its rights or obligations hereunder.

(b)          In order to secure the repayment, inter alia, of the Notes, the Lender has agreed in the Security Agreement, among other things, to assign to the Security Trustee its right, title and interest in and to this Agreement, the Mortgage and the other Sub-Loan Documents, subject to the reservations and conditions therein set forth. Each of the Owner and the Owner Participant hereby consents to such assignment and acknowledges receipt of a copy of the Security Agreement it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent under any other circumstances. Until the Lien of the Security Agreement has been released, (i) the Owner shall, notwithstanding anything herein to the contrary, make all payments of principal and interest on the Loans and all other amounts payable hereunder and under the Loan Certificates in accordance with Section 6.1 of the Note Purchase Agreement and such payments shall not be subject to any defense, counterclaim, set-off or other right or claim of any kind which the Owner or the Owner Participant may be able to assert against Lender or any other Person in an action brought by any thereof on this Agreement or any other Sub-Loan Document, (ii) all rights of the Lender with respect to this Agreement, the Mortgage and the other Sub-Loan Documents (including, without limitation, all consent, waiver and notice rights, and rights to make any requests or determinations), the Aircraft, the Airframe, any Engine or any Part thereof, to the extent set forth in and subject in each case to the exceptions set forth in the Mortgage, shall be exercisable by the Security Trustee (to the exclusion of the Lender) and (iii) all documents, notices, certificates and opinions of counsel sent by the Owner or the Owner Participant to the Lender shall also be sent to the Security Trustee.

12.6         Mutilated, Destroyed, Lost or Stolen Loan Certificates. If any Loan Certificate or Loan Certificates shall become mutilated, destroyed, lost or stolen, the Owner (as borrower) shall, upon the written request of the holder of such Loan Certificate or Loan Certificates, execute and deliver in replacement thereof a new Loan Certificate or Loan Certificates in the same form, payable in the same Original Amount and dated the same date and of the same Tranche. If the Loan Certificate or Loan Certificates being replaced has become mutilated, a photocopy thereof shall be furnished to the Owner. If the Loan Certificate or Loan Certificates being replaced has been destroyed, lost or stolen, the holder of such Loan Certificate or Loan Certificates shall furnish to the Owner such security or indemnity as may be reasonably required by them to save the Owner harmless and evidence reasonably satisfactory to the Owner of the destruction, loss or theft of such Loan Certificate or Loan Certificates and of the ownership thereof.

12.7         Survival. The obligations of the Owner under Sections 5 and 12.3 shall survive the repayment of the Loan Certificates and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder, any Default which may arise by reason of such representation or warranty proving to have been false or misleading.

12.8         Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.9         Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

12.10       Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND THE LOAN CERTIFICATES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. Each party hereto hereby submits to the nonexclusive jurisdiction of any court in respect thereof may be brought in the Supreme Court of the State of New York, County of New York and/or the United States District Court for the Southern District of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Owner and the Owner Participant hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in such courts may be made upon its process agent, and such process agent is its agent (as well as that of its respective successors and assigns) to accept such service of any and all such writs, process and summonses, and agrees that the failure of its process agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Each of the Owner and the Owner Participant hereby agrees that it will at all times continuously maintain a process agent to receive service of process in the City, County and State of New York on behalf of itself and its properties with respect to this Agreement and the other Basic Documents and shall give each party hereto written notice prior to any change of address for such agent, and in the event that, for any reason, the process agent named pursuant to this Section 12.10 shall no longer serve as process agent to receive service of process on such party’s behalf, such party shall promptly appoint a successor process agent.

12.11       Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.12       Compliance with Anti-Money Laundering Laws. The Owner shall provide the Lender with such assistance as it reasonably requires in order for the Lender to comply with its own obligations relating to (i) know your client obligations, (ii) anti-money laundering and counter-terrorism, (iii) elimination of anti-social forces and (iv) implementation of sanctions by the United Nations and such other international organizations, insofar as these obligations relate to the transaction the subject of this Agreement.

12.13       Investment Disclosure. The parties acknowledge that shares or investments in Permitted Investments are not obligations of Bank of Utah, or any parent or affiliate of Bank of Utah, are not deposits and are not insured by the FDIC. The Security Trustee or its affiliate may be compensated by mutual funds or other investments comprising Permitted Investments for services rendered in its capacity as investment advisor, or other service provider, and such compensation is both described in detail in the prospectuses for such funds or investments, and is in addition to the compensation, if any, paid to Bank of Utah in its capacity as Security Trustee. The parties agree that the Security Trustee shall not be responsible for any losses or diminution in the value of the funds held by it occurring as a result of the investment of such funds in accordance with the terms hereof.

12.14       NPA Supplemental Amounts. Without duplication of any other amounts payable hereunder, the Owner shall pay all NPA Supplemental Amounts to the Secured Parties or to such other Person to whom such amount may be owed under the Finance Documents promptly as the same shall become due and owing and in the currency (whether Dollars or another currency) in which the same is due and owing. In the event of any failure on the part of the Owner to pay any NPA Supplemental Amounts, the Lender shall have the same rights, powers and remedies provided for herein or by law or equity or otherwise as in the case of nonpayment of any other amount payable by the Owner hereunder. For the avoidance of doubt, the Owner shall not be obligated to pay any NPA Supplemental Amounts which have been paid by any other Obligor to the Secured Parties.

12.15       Owner’s Capacity as Owner Trustee. Bank of Utah (“BOU”) is executing this Agreement solely in its capacity as owner trustee under the Trust Agreement and not in its individual capacity and in no case shall BOU be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Owner hereunder, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through, or under such party. Under no circumstances shall BOU be personally liable for the payment of any other amount stated to be due from Owner hereunder or be personally liable for the breach or failure of any of Mortgagor’s representations, warranties, covenants, obligations, undertakings and agreements hereunder; provided, however, that the Owner (or any such successor owner trustee) shall be personally liable hereunder for its own gross negligence or willful misconduct or for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

12.16       Tranche B Related Terms. The Tranche B Related Terms have been included in this Agreement in contemplation of the potential making of Tranche B Loans. Prior to the making of such Tranche B Loans by the Lender, the Tranche B Related Terms (other than as provided in this Section 12.16) shall be of no effect and shall be disregarded.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BANK OF UTAH, not in its individual capacity, except as expressly provided herein, solely as owner trustee, as Owner

By:	/s/ Jon Croasmun
Name: Jon Croasmun
Title: Vice President

WU LEASING II LLC, as Owner Participant

By:	/s/ Mary Gallagher
Name: Mary Gallagher
Title: Authorized Signatory

WU FINANCE II LLC
By: WU FINANCE II HOLDINGS TRUST, its Manager
By: Wilmington Trust Company, not in its individual capacity, but solely as Trustee, as Lender

By:	/s/ Todd Goldstein
Name: Todd Goldstein
Title: Assistant Vice President

ADMINISTRATIVE SCHEDULE

Owner:

Bank of Utah, as Owner Trustee

200 E. South Temple, Suite 210

Salt Lake City, UT 84111

Attn:	Corporate Trust
Facsimile:	(801) 746-3519

Payment Details:

To such account as may be notified in writing by Owner.

With a copy to the Owner Participant

Owner Participant:

WU Leasing II LLC

c/o Wheels Up Partners LLC

220 West 42nd Street, 9th Floor

New York, NY 10036

Telephone:	(646) 680-0396
E-mail:	mgallagher@wheelsup.com and jhorowitz@wheelsup.com
Attention:	Mary Gallagher and Jason Horowitz

Payment Details:

Bank:	JPMorgan Chase Bank, N.A.
ABA:	021000021
Acct Name:	Wheels Up Partners LLC
Acct No:	421346128
Swift Code:	CHASUS33

Lender:

WU Finance II LLC

1100 North Market Street

Wilmington, DE 19890-0001

Attn:	Corporate Trust Administration
Telephone:	+1-302-636-6000
Facsimile:	+1-302-636-4140

With a copy to the Owner Participant

ADMINISTRATIVE SCHEDULE

SCHEDULE I

COMMITMENTS

Lender	Tranche Commitment	Aggregate Commitment
WU Finance II LLC	Tranche A $89,250,000 Tranche B $0	$89,250,000

SCHEDULE I

SCHEDULE II

CERTAIN DEFINED TERMS

“Prepayment Fee” shall mean, in respect of a prepayment of a Loan under Section 2.5 or 2.6(a)(ii):

(a)        in the case of each Tranche A Loan, (i) prior to the second anniversary of the Effective Date, an amount equal to 3.00% of the principal amount of the Loan being prepaid; (ii) on or after the second anniversary of the Effective Date, but prior to the third anniversary of the Effective Date, an amount equal to 2.00% of the principal amount of the Loan being prepaid; (iii) on or after the third anniversary of the Effective Date, but prior to the fourth anniversary of the Effective Date, an amount equal to 1.00% of the principal amount of the Loan being prepaid; and (iv) thereafter, zero; and

(b)        in the case of each Tranche B Loan, (i) prior to the second anniversary of the Effective Date, an amount equal to 3.00% of the principal amount of the Loan being prepaid; (ii) on or after the second anniversary of the Effective Date, but prior to the third anniversary of the Effective Date, an amount equal to 2.00% of the principal amount of the Loan being prepaid; (iii) on or after the third anniversary of the Effective Date, but prior to the fourth anniversary of the Effective Date, an amount equal to 1.00% of the principal amount of the Loan being prepaid; and (iv) thereafter, zero.

“Tranche A Commitment Fee Rate” shall mean (i) prior to the Payment Date occurring on November 1, 2017, 0.50% per annum; (ii) from and after the Payment Date occurring on November 1, 2017, but prior to the Payment Date occurring on February 1, 2018, 0.625% per annum; (iii) from and after the Payment Date occurring on February 1, 2018, but prior to the Payment Date occurring on May 1, 2018, 0.750% per annum; (iv) from and after the Payment Date occurring on May 1, 2018, but prior to the Payment Date occurring on August 1, 2018, 0.875% per annum; and (v) thereafter, 1.00% per annum.

“Tranche B Commitment Fee Rate” shall mean (i) prior to the Payment Date occurring on November 1, 2017, 0.50% per annum; (ii) from and after the Payment Date occurring on November 1, 2017, but prior to the Payment Date occurring on February 1, 2018, 0.625% per annum; (iii) from and after the Payment Date occurring on February 1, 2018, but prior to the Payment Date occurring on May 1, 2018, 0.750% per annum; (iv) from and after the Payment Date occurring on May 1, 2018, but prior to the Payment Date occurring on August 1, 2018, 0.875% per annum; and (v) thereafter, 1.00% per annum.

SCHEDULE II

SCHEDULE III

AMORTIZATION SCHEDULE FOR EACH AIRCRAFT

A.	Amortization schedule for Tranche A Loans:

Installment No.[1]	Principal Amount to be Paid
1	$118,125
2	118,125
3	118,125
4	118,125
5	131,250
6	131,250
7	131,250
8	131,250
9	137,813
10	137,813
11	137,813
12	137,813
13	137,813
14	137,813
15	137,813
16	137,813
17	137,813
18	137,813
19	137,813
20	137,813
21	137,813
22	137,813
23	137,813
24	137,813
25	137,813
26	137,813
27	137,813
28	$1,634,053

1 Each installment to be payable on the respective Payment Date following the Borrowing Date for the relevant Loans, commencing on the Amortization Date for such Loans.

SCHEDULE III

B.	Amortization schedule for Tranche B Loans:

[Reserved]

SCHEDULE III

SCHEDULE IV

TAX MATTERS

(a)          Any and all payments by or on account of any obligation of the Owner hereunder to the Lender or the Security Trustee, under the Loan Certificates and each other Basic Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes; provided that if the Owner shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Schedule IV) the Security Trustee and the Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions and withholdings been made, (ii) the Owner shall, or shall cause the Security Trustee to, make such deductions and withholdings and (iii) the Owner shall, or shall cause the Security Trustee to, pay the full amount deducted and withheld to the relevant Governmental Authority in accordance with Applicable Law.

(b)          In addition, without duplication of any payments made under Section (a) of this Schedule IV, the Owner shall, or shall cause the Security Trustee to, pay any Indemnified Taxes to the relevant Governmental Authority in accordance with Applicable Law and shall indemnify the Security Trustee and the Lender on an After-Tax Basis within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Security Trustee or the Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Owner hereunder or under the Basic Documents and the transactions contemplated thereby (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Schedule IV), including reasonable out of pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes are correctly or legally imposed or asserted by the relevant Governmental Authority. If the Owner disagrees with the Security Trustee’s or the Lender’s determination that an amount is due, or calculation thereof, in respect of Indemnified Taxes for which such Person shall have made a written demand pursuant to the preceding sentence, the Owner shall request in writing within the ten (10) Business Day period for the Owner’s payment of such Indemnified Taxes that such amount shall be verified by an independent public accountant chosen by the Security Trustee or the Lender, as the case may be, and reasonably acceptable to the Owner. Within thirty (30) days after the Owner’s request, the independent public accountant shall confirm the accuracy of the Security Trustee’s or the Lender’s calculation, as the case may be, or shall notify the Security Trustee or the Lender, as the case may be, and the Owner that the calculation of such amount is inaccurate. The costs of such verification shall be borne by the Owner unless such verification discloses an error adverse to the Owner equal to ten percent (10%) or more of the amount determined to be due, in which case such fees shall be paid by the Security Trustee or the Lender, as the case may be. Subject to the execution by the independent public accountant of a confidentiality agreement acceptable to the Security Trustee or the Lender, as the case may be, in such Person’s sole discretion, the Security Trustee or the Lender, as the case may be, agree to cooperate with such independent public accountant and supply them with all information reasonably necessary to permit them to accomplish such review and determination. Such confirmation shall be for the confidential use of the independent public accountant and shall not be disclosed to the Owner or any other Person. In addition, the Owner, the Security Trustee, and the Lender hereby agree that the sole responsibility of the independent public accountant shall be to verify the amount of a payment pursuant to this Schedule IV and that matters of interpretation shall not be within the scope of its responsibilities.

SCHEDULE IV

(c)          As soon as practicable after any payment of Indemnified Taxes by the Owner to a Governmental Authority, the Owner shall, or shall cause the Security Trustee to, deliver to the relevant Lender or Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender or Lender.

(d)          (i)          The Lender shall deliver to the Owner and the Security Trustee, at the time or times reasonably requested by the Owner or the Security Trustee in writing, such properly completed and executed documentation reasonably requested by the Owner or the Security Trustee in writing (including, without limitation, executed copies of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax) as will permit the Owner or the Security Trustee , as applicable, to determine its liability for, and to comply with, any obligation it may have to withhold Taxes with respect to payments owed to the Lender under the Loan Certificates or other Basic Documents or to permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than IRS Form W-9 and such documentation set forth in subclause (ii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any unreimbursed cost or expense or prejudice any Tax, legal or commercial position of the Lender.

(ii)        Without limiting the generality of the foregoing, if a payment made to the Lender under any Basic Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, or any intergovernmental agreement as applicable), the Lender shall deliver to the Owner and the Security Trustee (with a copy to each other Lender) at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Owner or the Security Trustee in writing such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code or any intergovernmental agreement) and such additional documentation reasonably requested by the Owner or the Security Trustee in writing as may be necessary for the Owner and the Security Trustee to comply with their obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect as a result of its change in circumstance, it shall update such form or certification or promptly notify the Owner and the Security Trustee in writing of its legal inability to do so.

SCHEDULE IV

(e)          If the Owner becomes obligated to pay any Indemnified Taxes pursuant to this Schedule IV, provided no Material Default or Sub-Loan Event of Default exists, the Lender hereby agrees to cooperate with the Owner, at the cost and expense of the Owner, to avoid the imposition of such Tax, including, without limitation, by designating a different applicable lending office for the Loan Certificates of the Lender incurring such Tax or otherwise restructuring the transactions contemplated by the Basic Documents, provided that such designation or restructuring will not, in the reasonable opinion of the Lender, be disadvantageous to the Lender.

(f)          (A) Provided neither a Material Default nor a Sub-Loan Event of Default exists, if the Security Trustee or the Lender, as the case may be, receives a refund of any withholding Taxes in respect of which additional amounts were paid by the Owner pursuant to this Schedule IV, the Security Trustee or the Lender, as the case may be, shall promptly pay to the Owner the amount of such refund plus any interest received on such refund fairly attributable to such Tax and not in excess of amounts previously paid by the Owner to the Security Trustee or the Lender pursuant to this Schedule IV (other than interest actually received on such refund and fairly attributable to such Tax). Provided neither a Material Default nor a Sub-Loan Event of Default exists, the Security Trustee and the Lender shall in good faith use diligence in filing its tax returns and in dealing with taxing authorities to seek and claim any such refund and to minimize the Taxes payable or indemnifiable by the Owner hereunder if it can do so, in its sole opinion, without adverse consequences. (B) Provided neither a Material Default nor a Sub-Loan Event of Default exists, if the Security Trustee or the Lender, as the case may be, actually utilizes any credit with respect to any withholding Taxes in respect of which additional amounts were paid by the Owner pursuant to this Schedule IV, the Security Trustee or the Lender, as the case may be, shall pay to the Owner an amount equal to the amount of such credit, but not in excess of amounts previously paid by the Owner to the Security Trustee or the Lender, provided, however, that no Person shall be required to claim any credit if to do so would, in its sole opinion, result in any adverse consequences to it, and provided further that no Person shall be required to claim any credit in respect of this Schedule IV in priority of any other credits (any utilization of such credit being in such Person’s sole discretion). Any refund or credit not paid by the Security Trustee or the Lender, as the case may be, because a Material Default or Sub-Loan Event of Default exists, shall be held by such Person and may be applied by such Person to reduce the amount of any obligation of the Owner under this Agreement then due and not made, and the amount held by such Person in excess of the amount of any such reduction (if any) shall be paid to the Owner when such Material Default and/or Sub-Loan Event of Default shall have been cured and all amounts then due and payable to the Lender under this Agreement, the Lease and the other Basic Documents shall have been fully paid. In addition, any refund or credit which is subsequently disallowed shall be promptly repaid by the Owner on the demand of the Security Trustee or the Lender, as the case may be. Notwithstanding anything to the contrary herein or in any other Basic Document, neither the Owner nor any other Person shall have any right to inspect any tax return, document, books or records of the Lender, the Security Trustee or any of their respective Affiliates.

(g)          The Lender hereby agrees to reimburse the Owner or the Security Trustee, as the case may be, for any Taxes collected by way of withholding which the Owner or the Security Trustee fails to withhold on payments to the Lender as a direct result of the failure of the Lender to provide the form or certificate required to be provided by the Lender by clause (d) hereof or the inaccuracy or invalidity of any such form or certificate required to be provided by the Lender by clause (d) hereof.

SCHEDULE IV

(h)          For purposes of this Schedule IV, the following terms shall have the following meanings:

“After -Tax Basis” shall mean on a basis that any payment to be received or receivable by any Person is supplemented by a further payment or payments to such Person so that the sum of all such payments, after deducting the net amount of all Taxes payable by such Person or any of its Affiliates under any law as a result of the receipt or accrual of such payment (after reduction by the amount of current Taxes saved by such Person as a result of the event or item for which the payments are being made to such Person), is equal to the payment due to such Person.

“Code” shall mean the Internal Revenue Code of 1986, as amended (including any successor thereto).

“Excluded Taxes” shall mean, with respect to the Security Trustee, the Lender, or any other recipient of any payment to be made by or on account of any obligation of the Owner hereunder, (a) any Taxes imposed on all or part of the net income, net profits or net gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction or otherwise) of such Person, in each such case imposed on such Person by any jurisdiction (i) in which such Person is organized, (ii) in which such Person’s principal office is located, or (iii) in the case of the Lender, in which such Person’s applicable lending office is located, (b) any Taxes imposed on a transferee of the Lender or on payments to a transferee to the extent that, under Applicable Law in effect on the date of the transfer to such transferee, the amount of such Taxes exceeds the amount of such Taxes that would have been imposed on the original Lender or on payments to such original Lender and indemnified against hereunder (with appropriate adjustment to reflect the amount of the Loan Certificate acquired by such transferee) (provided, however, this clause (b) shall not apply if such change is made at the request of Owner, required by Applicable Law, or as a result of a Sub-Loan Event of Default that has occurred and is continuing), (c) any Taxes which would not have been imposed or suffered but for a reasonably avoidable delay or failure by the affected Lender in filing Tax computations or returns or in paying any Tax which it is required by the Applicable Law of the jurisdiction of its lending office to file or, as applicable, pay without regard to the transactions contemplated by the Basic Documents, (d) any Taxes that result from (i) that Lender’s breach of any of its express obligations or misrepresentations under the Basic Documents (other than a breach attributable to the breach by Owner of its obligations under the Basic Documents or a breach by any other party to any Basic Document of its obligation under Basic Documents), (ii) the Lender’s failure to comply with paragraph (d) of the Schedule IV, or (iii) or the Lender’s fraud, willful misconduct or gross negligence (unless imputed by Applicable Law), (e) any Taxes assessed on that Lender by any jurisdiction that would not have been so assessed but for activities or present or former connection of that Lender in or to such jurisdiction wholly unrelated to the transactions contemplated by the Basic Documents, and (f) any U.S. federal withholding Taxes imposed under FATCA.

SCHEDULE IV

“FATCA” shall mean

(a)          Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official written interpretations thereof and any written agreements entered into pursuant to Section 1471(b)(1) of the Code, or

(b)          any treaty, law, regulation or other official written guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)          any written agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Lender”, for the avoidance of doubt, shall mean the Lender and each Holder and each of their respective shareholders, Affiliates, officers, agents and employees (and shall also include any combined, consolidated or affiliated tax group of which any the Lender or Holder is or shall become a member and any member of such group).

“Taxes” shall mean any and all present or future fees, taxes (including, without limitation, all surtaxes, financial transaction taxes and stamp taxes), levies, imposts, duties, deductions, excises, assessments, charges or withholdings of any nature, together with any penalties, fines, additions to tax or interest thereon howsoever levied or imposed by any Governmental Authority.

SCHEDULE IV

EXHIBIT A

FORM OF LOAN CERTIFICATE

[TRANCHE A/B]

BANK OF UTAH,

NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY SET FORTH HEREIN,

BUT SOLELY AS OWNER TRUSTEE

LOAN CERTIFICATE

ISSUED IN CONNECTION WITH ONE TEXTRON AVIATION INC. MODEL KING AIR

350I AIRCRAFT WITH MANUFACTURER’S SERIAL NUMBER [_____]

AND TWO PRATT & WHITNEY CANADA MODEL PT6A-60A ENGINES

AND TWO HARTZELL MODEL HC-B4MP3C PROPELLERS

New York, New York
No. __	Date: _______ __, 20__
$____________________

BANK OF UTAH, not in its individual capacity, except as expressly set forth herein, but solely as owner trustee under the Trust Agreement (the “Owner”) hereby promises to pay to WU Finance II LLC (the “Lender”), or registered transferees, the principal sum of ____________  ($____________), in consecutive installments, equal to the amounts, and payable on the Payment Dates, set forth in the Loan Agreement referred to below, together with interest payable on each such Payment Date, set forth in the Loan Agreement Supplements in respect of this Loan Certificate, together with interest payable of each such Loan on each such Payment Date on the unpaid principal amount hereof until such principal amount is paid in full. If the due date of any payment under this Loan Certificate falls on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day). Interest on this Loan Certificate shall be payable at the Floating Rate, calculated on the basis of a year of 360 days and actual number of days elapsed, including the first day but excluding the last day. This Loan Certificate shall bear interest at the applicable Post-Default Rate on any principal hereof, and, to the extent permitted by Applicable Law, interest and other amounts due hereunder, in each case, not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which the same shall be overdue, payable on demand by the Lender.

All payments of principal, interest and all other amounts to be made to the Lender hereunder or under the Loan Agreement, dated as of _______ __, 2017, among the Owner, WU Leasing II LLC, as owner participant and the Lender (as amended, supplemented or modified from time to time, herein called the “Loan Agreement”, the terms defined therein and not otherwise defined herein being used herein with the same meanings) or under the other Basic Documents, shall be made in accordance with the terms of the Loan Agreement and the other Basic Documents.

EXHIBIT A

Principal and interest and all other amounts due hereunder shall be payable in Dollars in immediately available funds no later than 11:00 a.m., New York time, on the due date thereof, to the Security Trustee at the Collection Account, and the Security Trustee shall, subject to the terms and conditions of the Loan Agreement, remit all such amounts so received by it in accordance with the terms of the Security Agreement. All such payments by the Owner and the Security Trustee shall be made free and clear of and without reduction for or on account of all wire or other like charges.

This Loan Certificate is one of the Loan Certificates referred to in the Loan Agreement which have been or are to be issued by the Owner pursuant to the terms of the Loan Agreement. Certain of the Collateral is held by the Lender as security, in part, for the Loan Certificates. Reference is hereby made to the Loan Agreement for a statement of the rights and obligations of the Lender, and the nature and extent of the security for this Loan Certificate, and the nature and extent of the security for the other Loan Certificates, as well as for a statement of the terms and conditions of the trusts created by the Loan Agreement, to all of which terms and conditions in the Loan Agreement the Lender agree by its acceptance of this Loan Certificate.

This Loan Certificate is subject to prepayment as permitted by Sections 2.5 and 2.6 of the Loan Agreement and to acceleration by the Lender as provided in Section 10 of the Loan Agreement, and the Lender, by its acceptance of this Loan Certificate, agree to be bound by said provisions.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EXHIBIT A

IN WITNESS WHEREOF, the Owner has caused this Loan Certificate to be executed in its corporate name by its officer thereunto duly authorized, as of the date hereof.

BANK OF UTAH, not in its individual capacity, except as expressly provided herein, but solely as owner trustee

By:
Name:
Title:

EXHIBIT A

EXHIBIT B

FORM OF NOTICE OF BORROWING

WU Finance II LLC, as Lender

Re:	Loan Agreement dated as of _______ __, 2017 (the “Loan Agreement”), among Bank of Utah, not in its individual capacity but solely as owner trustee, as owner, WU Leasing II LLC, as owner participant, and as Lender and WU Finance II LLC, as lender

Dear Sirs:

Reference is made to the Loan Agreement; capitalized terms not otherwise defined herein shall have the meanings assigned to such terms therein. This is a Notice of Borrowing delivered pursuant to Section 2.2(a) of the Loan Agreement. The undersigned hereby:

1.             Notifies the Lender that it seeks to borrow the following Loans on _________ __, 201_ (which is a Business Day) (the “Proposed Borrowing Date”):

Aircraft	Tranche A	Tranche B
MSN______	$_______	$_______

2.	Notifies the Lender that the proceeds the Borrowing requested hereunder are to be paid to the following account:

Bank: [______]

ABA number: [______]

Account number: [______]

Beneficiary Name: [______]

3.	Confirms that the purchase price payable under the Purchase Agreement for the Aircraft referred to herein is $_____.[2]

4.	Confirms that the amounts requested hereby shall be utilized under and for the purpose of the Loan Agreement.

2 Requested Loans to be no greater than 86% of this amount.

EXHIBIT B

Sincerely yours,

BANK OF UTAH, not in its individual capacity, except as expressly provided herein, but solely as owner trustee

By
Name:
Title:

EXHIBIT B

EXHIBIT C

FORM OF MORTGAGE

EXHIBIT C

EXHIBIT D

[INTENTIONALLY OMITTED]

EXHIBIT D

EXHIBIT E

FORM OF MEMBERSHIP INTEREST PLEDGE AGREEMENT

EXHIBIT E

EXHIBIT F

FORM OF BENEFICIAL INTEREST PLEDGE AGREEMENT

EXHIBIT F

EXECUTION VERSION

APPENDIX A

DEFINITIONS AND CONSTRUCTION

Part I.	Definitions

Unless the context otherwise requires, the following terms shall have the following meanings:

“Action” means any action, claim, suit or proceeding.

“Advance Amount” shall mean, in respect of any Aircraft, $5,250,000.

“Advances” shall mean the advances, each as evidenced by the Notes, made by the Purchasers to the Issuer pursuant to the Note Purchase Agreement.

“Affiliate” of any Person shall mean any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.

“After-Tax Basis” has the meaning assigned to such term in Schedule IV to the Note Purchase Agreement.

“Aircraft” shall mean (i) individually, each Airframe, together with the related Engines and the related Propellers, whether or not any of such Engines or such Propellers may at any time of determination be installed on such Airframe or installed on any other airframe, and, as the context may permit, the Aircraft Documentation in respect thereof (ii) collectively, all such Aircraft.

“Aircraft Documentation” shall mean, in respect of an Aircraft, the documents, records, logs and other data maintained in respect of the relevant Airframe, Engines and Propellers pursuant to the terms of the Lease.

“Aircraft Proceeds” shall mean, in respect of an Aircraft, any insurance proceeds or reinsurance proceeds (including Casualty Proceeds), requisition compensation or any other amount that is due by way of compensation, damages or similar payment in respect of any loss of, or damage to, such Aircraft.

“Aircraft Related Agreement” shall mean, in respect of an Aircraft, the Purchase Agreement, the Purchase Agreement Assignment, the related Purchase Agreement Assignment Supplement, the related Bills of Sale, the Trust Agreement, the Charter Aircraft Services Agreement, the related Charter Agreement Supplement, the related CASA Security Assignments, the related ProAdvantage Agreement, the related ProAdvantage Assignment, the Maintenance Services Agreement, the related Maintenance Services Agreement Assignment, the GMCP Agreement, the related GMCP Supplement, the GMCP Agreement Assignment, the related GMCP Agreement Assignment Supplement and the other related “Documents” as defined in the Lease.

[Definitions]

“Airframe” shall mean, in respect of each Aircraft, (i) the Textron Aviation model King Air 350i airframe constituting part of such Aircraft and bearing the manufacturer’s serial number and registration and nationality mark as specified in the Mortgage Supplement for such Aircraft; and (ii) any and all Parts related thereto.

“Amortization Date” shall mean, with respect to any Advance, the first Payment Date occurring not less than forty-five (45) days after the Drawdown Date for such Advance.

“Anti-Corruption Laws” shall mean the anti-bribery and anti- corruption laws, regulations or ordinances applicable to Wheels Up and its Subsidiaries and their respective operations from time to time, including without limitation (i) the U.S. Foreign Corrupt Practices Act of 1977 (as amended), (ii) the United Kingdom Bribery Act, (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states, and (iv) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Money Laundering Laws” shall mean any laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5311 et seq.; Title III of the PATRIOT Act; 18 U.S.C. section 1956; 18 U.S.C. section 1957; and the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103.

“Applicable Law” shall mean all applicable laws, treaties, judgments, decrees, injunctions, writs, actions and orders of any court, governmental agency or authority and all applicable rules, guidelines, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority and all applicable interpretations thereof.

“Applicable Margin” is defined in Schedule II to the Note Purchase Agreement.

“Appraisal” shall mean, in respect of an Aircraft, an appraisal of the Aircraft by the Appraiser, which Appraiser shall provide its qualified valuation of the Aircraft, and which valuation may account for participation in the Maintenance Service Contracts (as defined in the Lease) and any other factors deemed relevant by such Appraiser.

“Appraised Value” shall mean, with respect to any Aircraft as of any date, the value of such Aircraft as determined by an Appraisal provided pursuant to Section 6(c)(iii) of the Guaranty, which Appraisal shall be performed as of a date no more than forty-five (45) days prior to such date.

“Appraiser” shall mean Aircraft Bluebook (currently published by Penton Media), Vref Aircraft Value Reference (currently published by Vref Publishing) or any other ISTAT-certified appraiser consented to in writing by the Security Trustee and the Owner.

“Arranger” shall mean Jefferies LLC.

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“Attributable Amount” shall mean, in respect of an Aircraft, the portion of the Notes relating to such Aircraft, being the then outstanding principal amount of the Advances made with respect to such Aircraft.

“Aviation Authority” shall mean the FAA.

“Bankruptcy Event” shall mean any event described in Section 10(f), (g), (h), (i) or (j) of the Sub-Loan Agreement as to any Person.

“Basic Documents” shall mean, collectively, the Finance Documents, the Lease and the Aircraft Related Agreements.

“Basic Rent” shall mean “Rental Payments” as defined in the Lease.

“Beneficial Interest Pledge Agreement” shall mean the Beneficial Interest Pledge Agreement dated as of the Effective Date between the Owner Participant and the Issuer with respect to the Pledged Beneficial Interest in the Owner, as may from time to time be supplemented, modified or amended in accordance with the applicable provisions thereof.

“Bills of Sale” shall mean, in respect of an Aircraft, the FAA Bill of Sale and the Warranty Bill of Sale for such Aircraft.

“Borrowing” shall mean with respect to any Aircraft, the disbursement of the Sub-Loans for such Aircraft.

“Borrowing Date” shall mean with respect to any Aircraft, the date the Loans are made under the Sub-Loan Agreement in respect of such Aircraft.

“Business Day” shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks are authorized or required to close in New York, New York, Hartford, Connecticut or Salt Lake City, Utah.

“Cape Town Convention” shall mean the Convention on International Interests in Mobile Equipment, as supplemented by the Protocol and as adopted in any applicable jurisdiction.

“CASA Security Assignments” shall mean, in respect of an Aircraft, collectively, the CASA Security Assignment (Gama) and the CASA Security Assignment (WUP) (each as defined in the Lease).

“Casualty Proceeds” shall mean, as relates to any Event of Loss, the agreed value or stipulated loss value (or comparable value) payable by the applicable insurer, reinsurer, contingent insurer or the Lessee, as the case may be, to an Obligor or the Security Trustee as a consequence of such Event of Loss.

“CFC” shall mean a Subsidiary of Wheels Up or any of Wheels Up’s Subsidiaries that is classified as a controlled foreign corporation under Section 957 of the Code.

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“Change of Control” shall occur if (a) the Issuer Parent shall not legally and beneficially own 100% of the beneficial interest of the Issuer or (b) the Owner Participant shall not legally and beneficially own 100% of the beneficial interest of the Owner.

“Charter Agreement Supplement” shall mean, in respect of any Aircraft, the supplement to Schedule A to the Charter Aircraft Services Agreement executed by the Lessee and Wheels Up in respect of such Aircraft.

“Charter Aircraft Services Agreement” shall mean the Charter Aircraft Services Agreement dated as of June 30, 2017, between the Lessee and Wheels Up, as supplemented by each Charter Agreement Supplement.

“Chattel Paper” shall have the meaning assigned to such term in Section 9-102 of the UCC.

“Class” has the meaning set forth in Section 2.1(b) of the Note Purchase Agreement.

“Class A” has the meaning set forth in Section 2.1(b) of the Note Purchase Agreement.

“Class A Advance” shall mean an Advance made under a Class A Note.

“Class A Advance Amount” shall mean, in respect of any Aircraft, $5,250,000.

“Class A Commitment Amount” shall mean $89,250,000.

“Class A Commitment Fee” has the meaning set forth in Section 3.3(a) of the Note Purchase Agreement.

“Class A Commitment Fee Rate” is defined in Schedule II to the Note Purchase Agreement.

“Class A LTV Ratio” shall mean, as of any date, the ratio (expressed as a percentage) of (a) the outstanding principal amount of the Advances made under the Class A Notes as of such date to (b) the Appraised Value of all of the Aircraft then subject to the Lien of the Security Agreement.

“Class A Note” shall mean each Note, substantially in the form of Exhibit A to the Note Purchase Agreement, sold by the Issuer and purchased by the Purchasers pursuant to Section 2.1(a) of the Note Purchase Agreement and designated as a Class A Note, and any Note issued in exchange or replacement thereof pursuant to Section 12.6 of the Note Purchase Agreement.

“Class B” has the meaning set forth in Section 2.1(b) of the Note Purchase Agreement.

“Class B Advance” shall mean an Advance made under a Class B Note.

“Class B Advance Amount” shall mean, in respect of any Aircraft, $0.

“Class B Commitment Amount” shall mean $0.

4

“Class B Commitment Fee” has the meaning set forth in Section 3.3(b) of the Note Purchase Agreement.

“Class B Commitment Fee Rate” is defined in Schedule II to the Note Purchase Agreement.

“Class B Note” shall mean each Note, substantially in the form of Exhibit A, sold by the Issuer and purchased by the Purchasers pursuant to Section 2.1(a) of the Note Purchase Agreement and designated as a Class B Note and any Note issued in exchange or replacement thereof pursuant to Section 12.6 of the Note Purchase Agreement.

“Class B Related Terms” shall mean (a) the following defined terms: Class B, Class B Advance, Class B Advance Amount, Class B Commitment Amount, Class B Commitment Fee, Class B Commitment Fee Rate, Class B Note and Required Class B Purchasers and (b) any other provision of any Finance Document (including any other defined term) to the extent it applies to any of the terms specified in foregoing clause (a).

“Code” shall have the meaning assigned to such term in Schedule IV to the Note Purchase Agreement.

“Collateral” shall mean the “Collateral”, “Pledged Collateral” or similar term under, and as defined in, any Security Document.

“Collection Account” shall mean any deposit or securities account maintained in accordance with Section 2.07 of the Security Agreement into which Collections shall be deposited.

“Collections” shall mean, in respect of an Aircraft or a Lease, the “Collections” as defined in the Granting Clause to the Mortgage, but in all cases excluding Excluded Payments.

“Commitment” shall mean (a) for each Purchaser, the obligation of such Purchaser to purchase a Note or Notes in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Purchaser in Schedule I to the Note Purchase Agreement under the caption “Aggregate Commitment”, including as such Commitment may be allocated to a Class as provided in such Schedule I (as the same may be varied in accordance with any assignment of Commitments pursuant to Section 12.6(b) of the Note Purchase Agreement) and (b) for the Issuer (in its capacity as “Lender” under the Sub-Loan Agreement), the obligation of the Issuer to make Sub-Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite the name of the Issuer in Schedule I to the Sub-Loan Agreement under the caption “Aggregate Commitment”, including as such Commitment may be allocated to a Tranche as provided in such Schedule I.

“Commitment Termination Date” shall mean December 31, 2018 (or, if earlier, the date the Commitments are terminated pursuant to Section 10 of the Note Purchase Agreement).

5

“Competitor” shall mean any company whose primary business is providing on demand or similar air transportation whether through the sale of private club memberships, fractional interests, flight hours, card programs, on demand packages, charters, or similar product offering.

“Cumulative Hours Cap” has the meaning set forth in the definition of “Supplemental Principal Amount”.

“Cumulative Hours Flown” has the meaning set forth in the definition of “Supplemental Principal Amount”.

“Default” shall mean an event that with notice or lapse of time or both would become an Event of Default.

“Default Event” shall mean a Default, Event of Default, Sub-Loan Default or Sub-Loan Event of Default.

“Delivery Date” shall mean, in respect of any Aircraft, the date such Aircraft is delivered under the Purchase Agreement.

“Deposit” is defined in Section 2.2(c) of the Note Purchase Agreement.

“Disposition” shall mean any sale, assignment, transfer or other disposition of an Aircraft (and related Collateral), whether direct or indirect (by way of a Disposition of the Owner or any other Person), other than the leasing thereof to the Lessee under the Lease.

“Drawdown” shall mean, with respect to any Aircraft, the disbursement of the Advances for such Aircraft.

“Drawdown Date” shall mean with respect to any Aircraft, the date of the Drawdown made in respect of such Aircraft.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Effective Date” shall mean the date on which the conditions specified in Section 7.1 of the Note Purchase Agreement shall be satisfied but in no event later than the Commitment Termination Date.

“Eligible Operator” shall mean any FAA Part 135 certificated air carrier reasonably acceptable to the Security Trustee; provided in each case that such Person (a) is not, at the time of delivery of any Aircraft under the new lease and charter arrangement under Section 3.09 of the Mortgage, subject to any proceeding under the U.S. Bankruptcy Code or similar law in any applicable jurisdiction, including Chapter 7 or 11 of the U.S. Bankruptcy Code, seeking liquidation, reorganization, winding up or other relief with respect to any person or entity or its liquidation, reorganization, winding up or other relief with respect to any person or entity or its debts, (b) holds all requisite licenses and approvals necessary for its operation of the Aircraft and (c) operates under FAA regulated maintenance standards.

6

“Engine” shall mean, with respect to an Aircraft, (i) each of the Pratt & Whitney Canada model PT6A-60A engines, identified by manufacturer’s serial number as specified in the Mortgage Supplement for such Aircraft, whether or not attached to the related Airframe or any other airframe, or (ii) any Replacement Engine therefor, together in each case with any and all Parts incorporated or installed in or attached to such engine.

“Engine Manufacturer” shall mean Pratt & Whitney Canada Corp.

“Engine Manufacturer’s Consent” shall mean the Consent and Agreement GS14-0065-1, dated as of June 30, 2017, among the Owner, the Issuer, Wheels Up, the Security Trustee and the Engine Manufacturer, as supplemented by each Engine Manufacturer’s Consent Supplement.

“Engine Manufacturer’s Consent Supplement” shall mean, in respect of any Aircraft, a supplement to the Engine Manufacturer’s Consent executed by the Owner, the Issuer, Wheels Up, the Security Trustee and the Engine Manufacturer dated the Drawdown Date for such Aircraft, substantially in the form of Annex A to the Engine Manufacturer’s Consent.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous material or to health and safety matters.

“Event of Default” is defined in Section 10 of the Note Purchase Agreement.

“Event of Loss” in respect of an Aircraft, shall mean a total loss specified in Section 9(a)(i), (ii) or (iii) of the Lease. An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the related Airframe.

“Excluded Country” shall mean any country that is the subject of an order or resolution by the United Nations Security Council or any Applicable Law of the United States which has the effect of prohibiting aviation activities to or from such country, for so long as such resolutions or orders remain in effect.

“Excluded Payments” shall mean, with respect to an Aircraft, the Lease and the relevant Aircraft Related Agreements, (i) indemnity or similar payments (whether or not payable as supplemental rent) paid or payable by the Lessee under the Lease or Aircraft Related Agreements or related documents to the indemnitee or other payee entitled thereto pursuant to the Lease or Aircraft Related Agreements, (ii) proceeds of public liability insurance in respect of such Aircraft payable as a result of insurance claims made, or losses suffered, by the indemnitee or payee entitled thereto, (iii) proceeds of insurance maintained with respect to such Aircraft by the Lessee or any Affiliate of the Lessee and not required under the Lease or under the Note Purchase Agreement or any other Basic Document, (iv) any interest paid or payable on any amounts described in clauses (i) through (iii) of this definition, and (v) the proceeds from the enforcement by the Issuer or other indemnitee or payee of the payment of any amount described in clauses (i) through (iv) of this definition, in each case however, only to the extent such amount is in respect of a claim personal to the applicable Person and is not necessary to restore the value of the Collateral.

7

“Excluded Taxes” shall have the meaning assigned to such term in Schedule IV to the Note Purchase Agreement.

“FAA” shall mean the Federal Aviation Administration or any successor agency.

“FAA Bill of Sale” shall mean, in respect of an Aircraft, the bill of sale for such Aircraft on Federal Aviation Administration AC Form 8050-2 executed in favor of the Owner.

“FATCA” shall have the meaning assigned to such term in Schedule IV to the Note Purchase Agreement.

“Federal Aviation Act” shall mean Subtitle VII of Title 49 of the United States Code, as amended.

“Fee Letter” shall mean that Fee Letter dated as of the Effective Date between the Issuer and the initial Purchasers.

“Finance Documents” shall mean, collectively, the Note Purchase Agreement, the Notes, the Sub-Loan Agreement, the Loan Certificates, the Guaranty, each Lessee Consent, each Manufacturer’s Consent, the Engine Manufacturer’s Consent, each Engine Manufacturer’s Consent Supplement, each Maintenance Services Agreement Assignment, each ProAdvantage Assignment, the Remarketing Agreement, the Fee Letter and the Security Documents.

“Floating Rate” shall mean:

(a)       in respect of a Class A Advance or a Class B Advance, and for each Interest Period for such Advance, a per annum rate of interest equal to the sum of (i) LIBOR for such Interest Period plus (ii) the Applicable Margin for such Advance; and

(b)       (i) in respect of the Tranche A Loans, the Floating Rate for the related Class A Advances and (ii) in respect of the Tranche B Loans, the Floating Rate for the related Class B Advances.

“Funding Date” is defined in Section 2.2(a) of the Note Purchase Agreement.

“GAAP” shall mean generally accepted accounted principles as in effect in the United States from time to time.

“GMCP Agreement” shall mean that GMCP Program Agreement No. GS14-0065-1 dated as of December 15, 2015, between the Engine Manufacturer and Wheels Up, as amended by that Amendment No. 01 dated as of May 27, 2016 between the Engine Manufacturer and Wheels Up, as supplemented by each GMCP Supplement, as assigned to the Owner pursuant to the GMCP Agreement Assignment.

“GMCP Supplement” shall mean in respect of any Aircraft, the supplement to the GMCP Agreement dated the Delivery Date for such Aircraft between the Engine Manufacturer and Wheels Up.

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“GMCP Agreement Assignment” shall mean the GMCP Agreement Assignment, dated as of the Effective Date, between Wheels Up, as assignor, and the Owner, as assignee, as supplemented by each GMCP Agreement Assignment Supplement.

“GMCP Agreement Assignment Supplement” shall mean, in respect of any Aircraft, a supplement to the GMCP Agreement Assignment, in substantially the form of Exhibit A thereto, subjecting the Engines for such Aircraft to the GMCP Agreement Assignment.

“Governmental Authority” shall mean any agency, authority, central bank, department, government, legislature, minister, ministry, official, or public or statutory person (whether autonomous or not) of, or of the government of, a state or any political sub-division in or of that state.

“Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Wheels Up in good faith.

“Guarantors” shall have the meaning set forth in the Guaranty.

“Guaranty” shall mean the Guaranty, dated as of the Effective Date, made by the Guarantors in favor of the Secured Parties.

“Hedge Agreements” shall mean all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

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“Holder” shall mean, as of any date of determination in respect of any Note, the Person in whose name such Note is registered on such date.

“Indebtedness” shall mean, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under capital leases, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred equity interests of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes” shall have the meaning assigned to such term in Schedule IV to the Note Purchase Agreement and/or Schedule IV to the Sub-Loan Agreement, as applicable.

“Indemnitees” shall mean the Security Trustee, each Purchaser and the Arranger, and each of their respective Related Parties.

“Insolvency Proceeding” shall mean any suit in equity, action at law, or other judicial or administrative proceeding under any applicable insolvency law, seeking liquidation, reorganization, examinership, winding up or other relief with respect to any Person or its debts.

“Insurances” shall mean any and all contracts or policies of insurance maintained by the Lessee in respect of an Aircraft pursuant to the Lease.

“Interest Period” shall mean, with respect to any Advance, each period commencing on the Drawdown Date for such Advance or the last day of the immediately preceding Interest Period and ending on the next following Payment Date.

“International Registry” shall have the meaning defined in the Cape Town Convention.

“Issuance” shall mean, in respect of any Note, the issuance and purchase of such Note on the Issuance Date.

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“Issuance Date” shall mean the date on which the Notes are originally issued under the Note Purchase Agreement.

“Issuer” shall mean WU Finance II LLC, a Delaware limited liability company.

“Issuer Parent” shall mean WU Finance II Holdings Trust, a Delaware statutory trust.

“Lease” shall mean the Aircraft Master Lease Agreement, dated as of June 30, 2017, between the Owner and the Lessee, as supplemented by each Lease Supplement.

“Lease Default” shall mean an event that with notice or lapse of time or both would become a Lease Event of Default.

“Lease Event of Default” shall mean a “Termination Event” as defined in the Lease.

“Lease Supplement” shall mean, in respect of any Aircraft, the supplement to the Lease to be entered into between the Owner and the Lessee dated the Drawdown Date for such Aircraft, substantially in the form of Annex C to the Lease.

“Lessee” shall mean Gama Aviation LLC.

“Lessee Consent” shall mean, in respect of any Aircraft, a Lessee Consent executed by the Lessee, the Owner, Wheels Up and the Security Trustee, in form and substance reasonably satisfactory to the Security Trustee.

“LIBOR” means, for each Interest Period for any Advance, the rate appearing on Reuters LIBOR03 Page (or on any successor or substitute Reuters page, or any successor to or substitute for Reuters, providing rate quotations comparable to those currently provided on such Reuters page, as determined by the Security Trustee from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) London banking days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then LIBOR for such Interest Period shall be the interest rate per annum determined by the Security Trustee to be the average of the rates per annum at which deposits in Dollars with a size comparable to the amount to be funded are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Security Trustee at approximately 11:00 a.m., London time, on the date that is two (2) London banking days prior to the beginning of such Interest Period. Notwithstanding the foregoing, the LIBOR rate for any Interest Period shall not be less than 1.00% per annum.

“Lien” shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of the Note Purchase Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a seller or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

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“Loan Certificate” shall mean each Loan Certificate, substantially in the form of Exhibit A to the Sub-Loan Agreement, issued by the Owner to the Issuer pursuant to the Sub-Loan Agreement, and any Loan Certificate issued in exchange or replacement thereof pursuant to the Sub-Loan Agreement.

“Loans” shall mean the Sub-Loans.

“Local Law Requirements” shall mean the U.S. Law Requirements.

“LTV Ratio” shall mean, as of any date, the ratio (expressed as a percentage) of (a) the outstanding principal amount of the Advances as of such date to (b) the Appraised Value of all of the Aircraft then subject to the Lien of the Security Agreement.

“Maintenance Services Agreement” shall mean that maintenance services agreement dated as of July 31, 2013, as amended and supplemented from time to time, between the Maintenance Services Provider and Wheels Up, as assigned to the Owner pursuant to the Maintenance Services Agreement Assignment.

“Maintenance Services Agreement Assignment” shall mean, in respect of any Aircraft, a Maintenance Services Agreement Assignment dated the Drawdown Date for such Aircraft among the Maintenance Services Provider, the Lessee, the Owner, the Issuer, Wheels Up and the Security Trustee, in form and substance reasonably satisfactory to the Security Trustee.

“Maintenance Services Provider” shall mean Textron Aviation Inc.

“Maintenance Support Contracts” means, collectively, the Maintenance Services Agreement, the GMCP Agreement and the ProAdvantage Agreements, or in each case any replacement maintenance and support program therefor entered into under Section 6(q) of the Guaranty.

“Manufacturer” shall mean Textron Aviation Inc.

“Manufacturer’s Consent” shall mean, in respect of any Aircraft, a consent and agreement dated the Drawdown Date for such Aircraft among the Owner, Wheels Up, the Security Trustee, the Lessee and the Manufacturer, in form and substance reasonably satisfactory to the Security Trustee.

“Material Action” shall mean, with respect to any Person, to consolidate or merge such Person with or into any other Person, or sell all or substantially all of the assets of such Person (unless all debt obligations of such Person related to such assets, if any, have been discharged in full or will be discharged in full from the proceeds of such sale), or to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy, examinership, winding up, liquidation or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, examiner, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate such Person.

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“Material Adverse Effect” shall mean, as to any Person, any circumstance or event, that (i) has a material adverse effect on the validity or enforceability of the Commitments or, if the Commitments shall have been terminated, the Notes, (ii) has a material adverse effect on such Person’s financial condition which could reasonably be expected to materially impair the ability of such Person to perform its obligations under any Basic Document, and (iii) materially impairs the ability of the Security Trustee, any Purchaser or the Issuer to enforce rights or remedies under the Note Purchase Agreement, the Mortgage, the Sub-Loan Agreement, the Guaranty and/or any other Security Document.

“Material Default” shall mean a Default under Section 10(a), (c), (d), (e), (f), or (g) of the Note Purchase Agreement or a Sub-Loan Default under Sections 10(a), (f), (g), (h), (i) or (j) of the Sub-Loan Agreement.

“Maturity Date” shall mean, with respect to each Advance, the 27th Payment Date following the Amortization Date for such Advance.

“Membership Interest Pledge Agreement” shall mean the Membership Interest Pledge Agreement dated as of the Effective Date between the Issuer Parent and the Security Trustee with respect to the Pledged Membership Interest, as may from time to time be supplemented, modified or amended in accordance with the applicable provisions thereof.

“Minimum Equity Amount” is defined in Schedule II to the Note Purchase Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean the Mortgage and Security Agreement, substantially in the form of Exhibit C-1 to the Note Purchase Agreement, dated as of the Effective Date, between the Owner and the Issuer, as supplemented by any Mortgage Supplement.

“Mortgage Supplement” shall mean a supplement, substantially in the form of Exhibit A to the Mortgage, executed and delivered by the Owner on each Borrowing Date.

“Mortgage Filing” shall mean, in respect of an Aircraft, the execution and delivery by the Owner of the Security Documents granting a perfected first-priority lien on such Aircraft, and the filing thereof in the appropriate filing office in the applicable jurisdiction so as to perfect the Security Trustee’s lien thereon, as detailed in Annex A to the Note Purchase Agreement, and the registrations with respect to such Aircraft at the International Registry to reflect the international interests (as defined in the Cape Town Convention) of the Issuer therein (and the assignment of such international interests to the Security Trustee).

“Note/Commitment Assignment Agreement” shall mean an assignment agreement substantially in the form of Exhibit D to the Note Purchase Agreement.

“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of June 30, 2017, among the Issuer, the Issuer Parent, the Purchasers and the Security Trustee.

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“Note Value” shall mean, as of any particular date of computation, the amount required to prepay or repay the Advances in full, together with interest thereon accrued to (but excluding) the date of such prepayment or repayment (including interest on past due amounts at the Post-Default Rate), Redemption Fee and all other amounts of whatever description in respect of such the due to the Purchasers and the Security Trustee under the Note Purchase Agreement and the other Finance Documents as of such date.

“Notes” shall mean the secured notes provided for by Section 2.1 of the Note Purchase Agreement. Each Note shall be substantially in the form of Exhibit A to the Note Purchase Agreement, such term to include any notes issued in substitution therefor pursuant to the terms of the Note Purchase Agreement.

“Notice of Borrowing” shall mean, for any Loan, a notice from the Owner to the Issuer in substantially the form of Exhibit B to the Sub-Loan Agreement.

“Notice of Drawdown” shall mean, for any Drawdown, a notice from the Issuer to the Purchasers in substantially the form of Exhibit B-1 to the Note Purchase Agreement.

“Notice of Default” is defined in Section 11.3 of the Note Purchase Agreement.

“NPA Supplemental Amounts” shall mean any amount that the Issuer assumes or agrees to pay to the Secured Parties or any other Person under the Note Purchase Agreement or any other Finance Document (excluding principal of and interest on the Notes).

“Obligations” is defined in the Granting Clause of the Security Agreement.

“Obligor” or “Obligors” shall mean each of the Issuer Parent, the Issuer, the Owner, the Owner Participant and the Guarantors.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Original Amount” shall mean, for any Note, the original principal amount of such Note issued on the Issuance Date therefor.

“Owner” is defined in the introductory paragraph of the Sub-Loan Agreement.

“Owner Participant” shall mean WU Leasing II LLC, a Delaware limited liability company.

“Participant” is defined in Section 12.6(c) of the Note Purchase Agreement.

“Parts” shall mean all appliances, parts, instruments, appurtenances, accessories, furnishings, racks and other equipment of whatever nature that at any time of determination are incorporated or installed in or on any Aircraft or are removed therefrom so long as not permanently replaced in accordance with the Lease. For the avoidance of doubt, “Parts” does not include complete Engines or engines and does not include spare parts or parts associated with airframes and engines that are not Airframes and Engines.

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“Payment Date” shall mean, for any Advance, each February 1st, May 1st, August 1st and November 1st of each year and the Maturity Date for such Advance.

“Permitted Investments” shall mean money market mutual funds invested solely in securities backed by the full faith and credit of the United States that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAA by S&P or such other investments as may be agreed from time to time by the Security Trustee and the Owner Participant (including but not limited to time deposits and commercial papers).

“Permitted Lien” shall mean (i) the respective rights of each of the parties to the Basic Documents as provided in the Basic Documents, (ii) the rights of any Persons under any agreements and arrangements to the extent permitted by the terms the Lease, (iii) Liens for fees or charges of any airport or air navigation authority payable by Lessee either not yet due or being contested in good faith by appropriate proceedings that do not involve any material likelihood of the sale, seizure, forfeiture or loss of any Aircraft, or any part thereof, title thereto, interest therein or use thereof and that do not involve any potential for criminal liability, (iv) Liens for Taxes payable by Lessee either not yet due or being contested in good faith by appropriate proceedings that do not involve any material likelihood of the sale, seizure, forfeiture or loss of any Aircraft or any Part thereof, title thereto, interest therein or use thereof and that do not involve either any potential for criminal liability or the imposition of any Lien for which an adequate bond has not been posted by Lessee, and in the case of such proceedings so long as adequate reserves are maintained in respect of such Taxes in accordance with relevant generally accepted accounting principles, (v) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens on any Aircraft, any Airframe or any Engine or Propeller arising in the ordinary course of business of Lessee for amounts the payment of which is either not yet due or which are being contested in good faith by appropriate proceedings that do not involve any material likelihood of the sale, seizure, forfeiture or loss of any Aircraft or any Part thereof, title thereto, interest therein or use thereof and in the case of such proceedings so long as adequate reserves are maintained in respect of such amounts in accordance with relevant generally accepted accounting principles, (vi) Liens arising out of judgments or awards against Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings that do not involve any material likelihood of the sale, seizure, forfeiture or loss of any Aircraft or any Part thereof, title thereto, interest therein or use thereof and in the case of such proceedings so long as adequate reserves are maintained in respect of such amounts in accordance with relevant generally accepted accounting principles or a bond in accordance with the requirements of any Applicable Law, (vii) salvage or similar rights of insurers under insurance policies maintained pursuant to and in accordance with the Lease and (viii) any Lien created with the prior written consent of the Security Trustee (in its sole discretion).

“Person” shall mean any individual, corporation, company, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

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“Pledged Beneficial Interest” has the meaning given to the term “Ownership Interests” in the Beneficial Interest Pledge Agreement.

“Pledged Membership Interest” has the meaning given to the term “Membership Interests” in the Membership Interest Pledge Agreement.

“Post-Default Rate” shall mean, in respect of any principal of any Note or any other amount under the Note Purchase Agreement, any Note or any other Finance Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the relevant due date to but excluding the date on which such amount is paid in full equal to 2.00% plus the Floating Rate applicable to such Note.

“Prepayment Fee”, in respect of any Loan, is defined in Schedule II to the Sub-Loan Agreement.

“ProAdvantage Agreement” shall mean, in respect of any Aircraft, the ProAdvantage Agreement, identified by the serial number for such Aircraft, dated the Delivery Date for such Aircraft, among the Manufacturer, the Lessee and Wheels Up.

“ProAdvantage Assignment” shall mean, in respect of any Aircraft, a ProAdvantage Agreement Assignment dated the Drawdown Date for such Aircraft among the Manufacturer, the Lessee, the Owner, the Issuer, Wheels Up and the Security Trustee, in form and substance reasonably satisfactory to the Security Trustee.

“Propeller” shall mean, with respect to an Aircraft, (i) each of the Hartzell Propeller Inc. model HC-B4MP3C propellers, identified by manufacturer’s serial number as specified in the Mortgage Supplement for such Aircraft, whether or not attached to the relevant Airframe or any other airframe, or (ii) any Replacement Propeller therefor, together in each case with any and all Parts incorporated or installed in or attached to such propeller.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Protocol” shall mean the Protocol to the Cape Town Convention on matters specific to Aircraft Equipment dated November 16, 2001.

“Purchase Agreement” shall mean the Aircraft Purchase Agreement No. 191-0113-AM-0827 dated July 31, 2013 between the Manufacturer (as successor to Beechcraft Corporation) and Wheels Up, as assigned to the Owner with respect to the Aircraft pursuant to the Purchase Agreement Assignment, as amended from time to time.

“Purchase Agreement Assignment” shall mean the Purchase Agreement Assignment, dated as of the Effective Date, between Wheels Up, as assignor, and the Owner, as Assignee, as supplemented by each Purchase Agreement Assignment Supplement.

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“Purchase Agreement Assignment Supplement” shall mean, in respect of any Aircraft, a supplement to the Purchase Agreement Assignment, in substantially the form of Exhibit A thereto, subjecting such Aircraft) to the Purchase Agreement Assignment.

“Purchasers” is defined in the introductory paragraph of the Note Purchase Agreement and, after the Issuance Date, shall mean the Holders of such Notes.

“QIB” has the meaning set forth in Section 11.10(b)(i) of the Note Purchase Agreement.

“Redemption Fee” is defined in Schedule II to the Note Purchase Agreement.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective shareholders, members, managers, partners, directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Register” is defined in Section 12.6(f) of the Note Purchase Agreement.

“Remarketing Agreement” shall mean the Remarking Agreement dated June 30, 2017 between the Remarketing Representative and the Security Trustee in respect of the Aircraft.

“Remarketing Representative” shall mean Textron Aviation Inc., as remarketing representative under the Remarketing Agreement.

“Remarketing Period” shall have the meaning set forth in Section 3.09 of the Mortgage.

“Rent” shall mean, in respect of an Aircraft, collectively, Basic Rent and Supplemental Rent for such Aircraft.

“Replacement Engine” shall mean an aircraft engine that shall replace an Engine subject to the Lease in accordance with the terms thereof.

“Replacement Propeller” shall mean an aircraft propeller that shall replace a Propeller subject to the Lease in accordance with the terms thereof.

“Required Class A Purchasers” shall mean, the Class A Purchasers having outstanding Class A Notes and unused Class A Commitments representing at least a majority of the sum of the total outstanding Class A Notes and unused Class A Commitments until such time as the Class A Notes are repaid in full.

“Required Class B Purchasers” shall mean, the Class B Purchasers having outstanding Class B Notes and unused Class B Commitments representing at least a majority of the sum of the total outstanding Class B Notes and unused Class B Commitments until such time as the Class B Notes are repaid in full.

“Required Purchasers” shall mean (a) until the Obligations owing to the Holders of the Class A Notes have been irrevocably paid in full, the Required Class A Purchasers and (b) thereafter, the Required Class B Purchasers.

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“Resale Restriction Termination Date” shall mean, with respect to any Note, the date which is one year (or such other date when resales of securities by non-affiliates are first permitted under Rule 144(d) under the Securities Act) after the later of the date of the original issue of such Note (or any predecessor thereto) and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note (or any predecessor thereto).

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sales Proceeds” shall mean the net proceeds of the sale or other disposition of an Aircraft received by, or on behalf of, the Owner in respect of such Aircraft, after deducting any applicable Taxes, commissions, administrative fees, reasonable legal expenses, handling charges, filing fees or other amounts paid or to be paid to third parties in connection with such sale or other disposition.

“Sanctioned Country” shall mean any country that is subject to or the target of a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Entity” shall mean (i) an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a Person resident in, a Sanctioned Country as such program may be applicable to such agency, organization or Person.

“Sanctioned Person” shall mean a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time.

“Sanctions” shall mean those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (i) the United States (including without limitation the Department of Treasury, Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) Her Majesty’s Treasury, or (v) other similar governmental bodies with regulatory authority over Wheels Up or its business operations from time to time.

“Secured Parties” shall mean, collectively, the Purchasers and the Security Trustee.

“Security Agreement” shall mean the Security Agreement, substantially in the form of Exhibit C-2 to the Note Purchase Agreement, dated as of June 30, 2017, between the Issuer and the Security Trustee.

“Security Documents” shall mean, collectively, the Mortgage, each Mortgage Supplement, the Security Agreement, the Beneficial Interest Pledge Agreement and the Membership Interest Pledge Agreement.

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“Security Trustee” is defined in the introductory paragraph of the Note Purchase Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Significant Provision” is defined in Section 4.01(b)(ii) of the Mortgage.

“Special Purpose Subsidiary” shall mean a Subsidiary of Wheels Up which has been organized for the purpose of owning one or more aircraft (other than any Aircraft) and meets the each of the following criteria: (a) not conducting, transacting or otherwise engaging in, or committing to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of one or more aircraft, (b) not incurring, creating, assuming or suffering to exist any Indebtedness or other liabilities or financial obligations, except obligations incidental to the ownership, registration, leasing, subleasing, financing, management or operation of its aircraft (it being understood that obligations in respect of Indebtedness under a single credit facility for the financing such Special Purpose Subsidiary’s aircraft and the aircraft of any other Special Purpose Subsidiary shall be considered incidental to the financing of each such Person’s aircraft), and (c) not owning, registering, leasing, subleasing, financing, managing or otherwise operating any properties or assets other than its aircraft.

“State of Registration” shall mean the United States.

“Sub-Loans” shall mean the loans provided for by Section 2.1 of the Sub-Loan Agreement. Each Sub-Loan shall be evidenced by a Loan Certificate.

“Sub-Loan Agreement” shall mean the Loan Agreement dated as of June 30, 2017 among the Owner, as borrower and the Issuer, as lender, and the Owner Participant.

“Sub-Loan Default” shall mean an event that with notice or lapse of time or both would become a Sub-Loan Event of Default.

“Sub-Loan Documents” shall mean, collectively, the Sub-Loan Agreement, the Loan Certificates, the Mortgage, each Mortgage Supplement and the Beneficial Interest Pledge Agreement.

“Sub-Loan Event of Default” is defined in Section 10 of the Sub-Loan Agreement.

“Sub-Loan Obligations” is defined in the Granting Clause of the Mortgage.

“Sub-Loan Remedy Event” shall mean the occurrence of any Sub-Loan Event of Default as to which, other than in the case of a Bankruptcy Event, any remedy has been exercised under the Mortgage or any other Sub-Loan Document in respect of such event.

“Sub-Loan Value” shall mean, as of any particular date of computation, the amount required to prepay or repay the Loan Certificates in full, together with interest thereon accrued to (but excluding) the date of such prepayment or repayment (including interest on past due amounts at the Post Default Rate), Prepayment Fee and all other amounts of whatever description in respect of the Sub-Loans due to the Issuer under the Sub-Loan Agreement and the other Sub-Loan Documents as of such date.

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“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture, association or limited liability company or (c) the beneficial interest in such trust or estate is at the time of determination directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

“Subsidiary Guarantor” shall mean any Subsidiary of any Guarantor that is a Guarantor.

“Supplemental Principal Amount” shall mean, in respect of any Aircraft as of any date of determination, the product of (a) $300 multiplied by (b) the positive difference, if any, between the Cumulative Hours Flown on such Aircraft as of such date and the Cumulative Hours Cap for such Aircraft. The result of such amount shall be reduced by any Supplemental Principal Amount previously paid in respect of such Aircraft under Section 2.8(c) of the Note Purchase Agreement. As used in this definition, “Cumulative Hours Flown” means the number of hours flown on the applicable Aircraft since its Delivery Date, and “Cumulative Hours Cap” means the product of (i) the number of years (or fraction thereof), calculated on the basis of a year of 360 days consisting of twelve 30 day months, since the Delivery Date for the applicable Aircraft multiplied by (ii) 1,200.

“Supplemental Rent” shall have the meaning specified in the Lease.

“Taxes” is defined in Schedule IV to the Note Purchase Agreement.

“Tranche” has the meaning set forth in Section 2.1(b) of the Sub-Loan Agreement.

“Tranche A” has the meaning set forth in Section 2.1(b) of the Sub-Loan Agreement.

“Tranche A Advance Amount” shall mean, in respect of any Aircraft, $5,250,000.

“Tranche A Commitment Amount” shall mean $89,250,000.

“Tranche A Commitment Fee” has the meaning set forth in Section 3.3(a) of the Sub-Loan Agreement.

“Tranche A Commitment Fee Rate” is defined in Schedule II to the Sub-Loan Agreement.

“Tranche A Loan” shall mean each Sub-Loan made to the Owner by the Issuer pursuant to Section 2.1(a) of the Sub-Loan Agreement and designated as a Tranche A Loan.

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“Tranche A Loan Certificate” shall mean each Loan Certificate evidencing a Tranche A Loan.

“Tranche B” has the meaning set forth in Section 2.1(b) of the Sub-Loan Agreement.

“Tranche B Advance Amount” shall mean, in respect of any Aircraft, $0.

“Tranche B Commitment Amount” shall mean $0.

“Tranche B Commitment Fee” has the meaning set forth in Section 3.3(b) of the Sub-Loan Agreement.

“Tranche B Commitment Fee Rate” is defined in Schedule II to the Sub-Loan Agreement.

“Tranche B Loan” shall mean each Sub-Loan made to the Owner by the Issuer pursuant to Section 2.1(a) of the Sub-Loan Agreement and designated as a Tranche B Loan.

“Tranche B Loan Certificate” shall mean each Loan Certificate evidencing the Tranche B Loan.

“Tranche B Related Terms” shall mean (a) the following defined terms: Tranche B, Tranche B Advance Amount, Tranche B Commitment Amount, Tranche B Commitment Fee, Tranche B Commitment Fee Rate, Tranche B Loan and Tranche B Loan Certificate and (b) any other provision of any Finance Document (including any other defined term) to the extent it applies to any of the terms specified in foregoing clause (a).

“Trust Agreement” shall have the meaning specified in the Lease.

“Trust Company” shall mean Bank of Utah, in its individual capacity.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Security Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

“U.S. Law Requirements” shall mean the requirements set forth in Annex A to the Note Purchase Agreement.

“Warranty Bill of Sale” shall mean, in respect of an Aircraft, the long-form warranty bill of sale evidencing the sale of such Aircraft (including identifying the relevant Airframe, Engines and Propellers by serial number) to the Owner.

“Wheels Up” shall mean Wheels Up Partners LLC.

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“Wheels Up Group Members” shall mean, collectively, Wheels Up and its Affiliates.

“Wheels Up Termination Event” shall mean any Lease Event of Default under any of Section 14(a), or, if caused by Wheels Up, Sections 14(n)-(p) of the Lease.

Part II.	Rules of Construction

In each Basic Document, unless the context otherwise requires:

(a) the singular includes the plural and the plural includes the singular;

(b) “or” is not exclusive and “include” and “including” are not limiting;

(c) “hereby,” “herein,” “hereof,” “hereunder,” “this Agreement,” or other like words refer to such Basic Document;

(d) reference to any agreement or other contract includes supplements, modifications and amendments;

(e) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor;

(f) a reference to a Person includes its permitted successors and assigns;

(g) a reference to an Article, Section, Annex, Exhibit or Schedule without further reference is to the relevant Article, Section, Annex, Exhibit or Schedule of such Basic Document;

(h) the headings of the Articles, Sections and subsections are for convenience only and shall not affect the meaning of such Basic Document; and

(i) the Class B Related Terms and Tranche B Related Terms have been included in the Finance Documents in contemplation of the potential issuance of Class B Notes. Prior to such issuance, the Class B Related Terms and Tranche B Related Terms (other than as provided in this clause (i)) shall be of no effect and shall be disregarded. For the avoidance of doubt, no Class B Notes may be issued, and no Tranche B Loans shall be made, without the consent of all the Purchasers.

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